EXHIBIT 10.1


                             CONFIDENTIAL TREATMENT

Note: Certain material has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the SEC. Notations have been used to indicate such an omission.


                                    AGREEMENT

         This Agreement ("Agreement") is made and entered into as of this 9 day of May 2000, by and between Level 3 Communications, LLC a Delaware limited liability company ("Level 3") and Teligent Services, Inc., a Delaware corporation ("Teligent").

                                    RECITALS

A. Level 3 intends to construct and/or is currently constructing multi-conduit fiber optic communications systems in various metropolitan areas.

B. Teligent desires to obtain the right to use four (4) fibers within the Level 3 installed fiber optic communications system in certain of the metropolitan areas in which Level 3 is installing them, and Level 3 desires to grant Teligent a license to use such fibers.

C. Level 3 intends to construct and/or is currently constructing a nationwide multi-conduit fiber optic communications network which will, among other things, connect the metropolitan multi-conduit fiber optic communications systems described above.

D. Teligent desires to obtain the right to use certain Level 3 wavelengths capacity between and connecting such metropolitan areas, and Level 3 desires to grant Teligent a right to use such wavelengths capacity.

E. Level 3 owns, controls or holds lease-hold interests in certain office and storage space suitable for the placement and operation of communications equipment which Teligent desires the right to occupy for collocation purposes; Level 3 is willing to grant Teligent the right to occupy portions of such facilities.

F. Level 3 and Teligent intend to agree upon the terms of a non-binding memoranda of understanding respecting the purchase by Teligent from Level 3 of dark fiber, roof rights and certain voice, private line and peering/transit services, and the purchase by Level 3 of certain international services from Teligent. In addition, the parties may explore joint marketing and product development as set forth in the non-binding Memorandum of Understanding.

                                   ARTICLE 1.
                              TERMS AND CONDITIONS

1.01 Level 3 agrees to provide and Teligent agrees to purchase from Level 3 a license to use Level 3 fiber on and in accordance with the terms and conditions as are set forth in Exhibit "1" hereto.

1.02 Level 3 agrees to provide and Teligent agrees to purchase from Level 3 the right to use Level 3 wavelengths capacity on and in accordance with the terms and conditions as are set forth in Exhibit "2" hereto.

1.03 Level 3 agrees to provide and Teligent agrees to license from Level 3 collocation space in accordance with the terms and conditions as are set forth in Exhibit "3" hereto.

1.04 The non-binding Memorandum of Understanding is attached as Exhibit "4" hereto.

                                   ARTICLE 2.
                  COMMON TERMS AND CONDITIONS BETWEEN EXHIBITS

2.01 Notwithstanding any conflicting terms or conditions contained in the Exhibits attached hereto, unless the contrary is specifically stated, the following terms and conditions shall apply with respect to the subject matter thereof with respect to all services provided by Level 3 and purchased by Teligent hereunder. As used herein, the term "Agreement" includes this agreement and all Exhibits attached hereto, except for Exhibit 4.

2.02 "Affiliate" shall mean, with respect to a party, any other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such party ("control," "controlled by" and "under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a party, whether through ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise).

                                   ARTICLE 3.
                                   ASSIGNMENT

3.01 This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective, permitted (as provided below) successors and assigns. Except as permitted herein or as specifically permitted in Section 17 of Exhibit 1, neither party may assign, encumber or otherwise transfer this Agreement or any of its Exhibits to any other party without the prior written consent of the other party, such consent not to be unreasonably withheld, provided that either party shall have the right, without consent of the other party, but with written notice to such other party, to assign or otherwise transfer this Agreement (so long as the same does not interfere with the location of or provisioning of any service): (i) as collateral to any institutional lender of the assigning party subject to the prior rights and obligations of the parties hereunder; and (ii) to any parent, subsidiary or Affiliate of the assigning party, or to any entity into which such party may be merged or consolidated or which purchases all or substantially all of the assets or stock of such party. Any assignee or transferee shall continue to be subject to all of the provisions of this Agreement including its Exhibits, (except that any lender referred to in clause (i) above shall not incur any obligations under this Agreement nor shall it be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien, so long as the purchaser in foreclosure is subject to the provisions of this Agreement).

3.02 This Agreement and each of the parties' respective rights and obligations under this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

3.02 Nothing contained in this Article shall be deemed or construed to prohibit Level 3 from selling, transferring, leasing, licensing, granting indefeasible rights of use or entering into similar agreements or arrangements with other parties.

                                   ARTICLE 4.
                                 CONFIDENTIALITY

4.01 (a) As used herein, "Proprietary Information" shall mean information disclosed, both orally and in writing, concerning the business of the disclosing party and/or the businesses of current or potential third party vendors, suppliers, consultants, contractors and/or customers of the disclosing party, including, without limitation, customer lists, customer addresses, services provided to specific customers, traffic and sales volumes, customer pricing, equipment specifications, locations and use, network configurations, capacities and capabilities, current or prospective relationship with vendors and independent contractors (including, without limitation, information regarding the types of services contracted for and the cost of such services to the disclosing party), implementation of technology, data and programs, finance, sales, marketing, and development of telecommunication and related technology and services. Such information, in whole or in part, together with analyses, compilations, programs, reports, proposals, studies, or any other documentation, prepared by the disclosing party or the other party, as the case may be, which contain or otherwise reflect or make reference to such information, whether or not specifically marked as confidential by the Disclosing Party, are hereinafter referred to as "Proprietary Information."

(b) Level 3 and Teligent agree that if either party provides the other party Proprietary Information, such Proprietary Information shall be held in confidence, and the receiving party shall afford such Proprietary Information the same care and protection as it affords its own confidential and proprietary information (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any third party. The parties acknowledge and agree that all information disclosed by either party to the other in connection with or pursuant to this Agreement shall be deemed to be Proprietary Information, provided that verbal information is indicated as being confidential or proprietary when given. All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party, shall be used by the receiving party only for the intended purpose, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing party or destroyed upon the request of the disclosing party. Proprietary Information shall not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing party.

4.02 The foregoing provisions of Section 4.01 shall not apply to any Proprietary Information which (i) becomes publicly available other than through the disclosing party; (ii) is required to be disclosed by a governmental or judicial law, order, rule or regulation; (iii) is independently developed by the receiving party; or (iv) becomes available to the receiving party without restriction from a third party.

4.03 Notwithstanding Sections 4.01 and 4.02 either party may disclose Proprietary Information to its employees, agents, lenders, funding partners and legal and financial advisors and providers to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or in obtaining financing, provided that each such party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by similar restrictions on its use and disclosure.

4.04 Upon execution of this Agreement, the parties shall mutually agree on press announcements and releases, by both parties, announcing this Agreement and the relationship between them. The parties shall use good faith efforts to, on or before May 9, 2000: i) agree upon the provisions of such press release; and ii) agree upon the information which may be disclosed by the parties in response to questions raised as a result of any such press release. The parties agree that Teligent's press release may state that Teligent is a Level 3 Strategic, Preferred Provider of fixed, terrestrial, high frequency, wireless services. Thereafter, each party shall be permitted to discuss the general nature of the Agreement and relationship publicly in accordance with this Section 4 provided that such discussions are consistent with and limited to matters disclosed in a previously approved press release.

4.05 In the event either party shall be required by law, rule or regulation to disclose all or any part of this Agreement in, or attach all or any part of this Agreement to any regulatory filing or statement, each party agrees that in advance of such disclosure (unless compelled otherwise by law) it shall discuss and work cooperatively, in good faith, with the other party, to protect, to the extent possible, those items or matters which the other party deems confidential and which may, in accordance with applicable laws, be deleted therefrom.

4.06 The provisions of this Article shall survive expiration or termination of this Agreement.

                                   ARTICLE 5.
                            CONTACT / ESCALATION LIST

          Within 90 days of the execution of this Agreement, the Parties shall supply each other with appropriate network contacts, including names, phone numbers, beeper or cell-phone numbers, etc., as well as a problem escalation contact list and trouble reporting protocols and procedures for provisioning and for notifications related to trouble tickets and routine, non-routine and emergency maintenance.

                                   ARTICLE 6.
                                    NOTICES

         All notices or other communications which are required or permitted herein shall be in writing and sufficient if delivered personally, sent by facsimile transmission followed by another form of written notification which is capable of providing proof of delivery, sent by prepaid overnight air courier, or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         IF TO LEVEL 3:

                                    Level 3 Communications, LLC
                                    1025 Eldorado Blvd.
                                    Broomfield, CO 80021
                                    Attn: VP, Transmission and Special Services
                                    Fax: 720-569-1151

                           with copies to:

                                    Level 3 Communications, LLC
                                    1025 Eldorado Blvd.
                                    Broomfield, CO 80021
                                    Attn: VP, Network Operation
                                    Fax: 720-888-5228

                           and

                                    Level 3 Communications, LLC
                                    1025 Eldorado Blvd.
                                    Broomfield, CO 80021
                                    Attn: General Counsel
                                    Fax: 720-888-5128

IF TO TELIGENT:                     Teligent Services, Inc.
                                    8065 Leesburg Pike, Suite 400
                                    Vienna, VA  22182
                                    Attn: Chief Technology Officer
                                    Fax: 703-762-5349

                           with copies to:

                                    Teligent Services, Inc.
                                    8065 Leesburg Pike, Suite 400
                                    Vienna, VA  22182
                                    Attn: VP of Network Planning/Engineering
                                    Fax: 703-762-5187

                           and

                                    Teligent Services, Inc.
                                    8065 Leesburg Pike, Suite 400
                                    Vienna, VA  22182
                                    Attn:  General Counsel
                                    Fax: 703-762-5227

or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if delivered personally, on the same day as facsimile transmission (or the first business day thereafter if faxed on a Saturday, Sunday or legal holiday), on the business day after dispatch if sent by overnight air courier, or on the third business day after posting if sent by mail.

                                   ARTICLE 7.
                           ENTIRE AGREEMENT; AMENDMENT

         This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect including the nondisclosure agreement between the parties dated September 29,1998. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party.

                                   ARTICLE 8.
                           RELATIONSHIP OF THE PARTIES

         The relationship between Level 3 and Teligent shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement or its Exhibits shall be deemed to constitute a partnership or agency agreement between them for any purposes, including but not limited to federal income tax purposes.

                                   ARTICLE 9.
                                  COUNTERPARTS

         This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

                                   ARTICLE 10.
                  CONSTRUCTION AND INTERPRETATION OF AGREEMENT

         The language in all parts of this Agreement and its Exhibits shall in all cases be construed simply, as a whole and in accordance with its fair meaning and not strictly for or against any party. The parties hereto acknowledge and agree that this Agreement and its Exhibits have been negotiated by the parties and been the subject of arm's length and careful negotiation over a considerable period of time, that each party has been given the opportunity to independently review this Agreement and its Exhibits with legal counsel, and that each party has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions hereof. Accordingly, in the event of an ambiguity in or dispute regarding the interpretation of this Agreement including its Exhibits, this Agreement and its Exhibits shall not be interpreted or construed against either party.

                                   ARTICLE 11.
                                   ENFORCEMENT

         If any provision of this Agreement or any of its Exhibits, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each other term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. It is the intention of the parties to this Agreement, and the parties hereto agree, that in lieu of each clause or provision of this Agreement or its Exhibits that is illegal, invalid or unenforceable, the court shall supply as a part of this Agreement an enforceable clause or provision as similar in term to such illegal, invalid or unenforceable clause or provision as may be possible.

                                   ARTICLE 12.
                                  FORCE MAJEURE

 Except as may otherwise be specifically provided in this Agreement or its Exhibits, neither party shall be in default of this Agreement or any Exhibit hereof, nor shall any credits be extended pursuant to any applicable Service Level Agreement if and to the extent that any failure or delay in such party's performance is caused by any of the following conditions and is not the result of the negligence or willful misconduct of the affected party and such party's performance shall be excused and extended for and during the period of any such delay: act of God; fire; flood; shortages or unavailability or other delay in delivery not resulting from the responsible party's failure to timely place accurate orders therefore; lack of or delay in transportation or capacity; government codes, ordinances, laws, rules, regulations or restrictions; war or civil disorder; failure of a third party to recognize a right or right of way required to deliver any service; or any other cause beyond the reasonable control of a party. A force majeure event may not be claimed by either party to alleviate an obligation of that party to make payment due hereunder. In the event of a delay or failure of performance under this section as respects Level 3's delivery of service which Level 3 reasonably believes will last longer that fourteen (14) days, Level 3 shall, as soon as is reasonably practicable, give written notice of the same to Teligent specifying the nature and anticipated duration of the Force Majeure Event and outline its recovery plan with respect to the Force Majeure Event, including the anticipated time in which to complete the same. Teligent shall have the option, within three (3) business days of its receipt of such notice, to either: i) accept Level 3's recovery plan through written notice to Level 3 and to thereby continue this Agreement (in which case the duration of the Force Majeure Event shall be added to the end of the term); or ii) terminate the affected portion of this Agreement without liability and (except with respect to termination of wavelengths service) without the return by Level 3 of any portion of amounts prepaid for the relevant service. With respect to a Force Majeure Event affecting wavelengths services, Teligent may terminate (on the conditions set forth above) affected service and receive a pro-rata refund of any prepaid service following a Force Majeure Event in the event: i) Teligent cannot re-route affected service; and ii) Level 3's recovery plan does not contemplate restoration of service within thirty (30) days. Level 3 shall not invoice Teligent for and Teligent shall not be obligated to pay for services not provided or received.

                                   ARTICLE 13.
                                 INDEMNIFICATION

13.01 Subject to the provisions of Article 14 of this Agreement, Level 3 hereby agrees to indemnify, defend, protect and hold harmless Teligent and its employees, officers and directors, from and against, and assumes liability for:
(i) any claims, causes of action or suits, and/or any injury, loss or damage to any person, tangible property or facilities of any person (including reasonable attorneys' fees and costs) to the extent arising out of or resulting from the negligence or willful misconduct of Level 3, its officers, directors, employees, servants, affiliates, agents, contractors, licensees, invitees and vendors arising out of or in connection with the performance by Level 3 of its obligations under this Agreement including its Exhibits; and (ii) any claims, causes of action or suits, and/or any liabilities or damages arising out of any violation by Level 3 of any regulation, rule, statute or court order of any governmental authority in connection with the performance by Level 3 of its obligations under this Agreement including its Exhibits.

13.02 Subject to the provisions of Article 14 of this Agreement, Teligent hereby agrees to indemnify, defend, protect and hold harmless Level 3, and its employees, officers and directors, from and against, and assumes liability for:
(i) any claims, causes of action or suits, and/or any injury, loss or damage to any person, tangible property or facilities of any person (including reasonable attorneys' fees and costs) to the extent arising out of or resulting from the negligence or willful misconduct of Teligent, its officers, directors, employees, servants, affiliates, agents, contractors, licensees, invitees and vendors arising out of or in connection with the exercise by Teligent of its rights under this Agreement including its Exhibits; and (ii) any claims, causes of action or suits, and/or any liabilities or damages arising out of any violation by Teligent of any regulation, rule, statute or court order of any governmental authority in connection with the exercise by Teligent of its rights under this Agreement including its Exhibits.

13.03 Level 3 and Teligent both agree that they will protect, indemnify, defend and hold the other party hereto harmless from any action brought by that parties end users against the other party hereto relating to or arising out of this Agreement.

13.04 Level 3 and Teligent agree to promptly provide each other with notice of any claim which may result in an indemnification obligation hereunder. The indemnifying party may defend such claim with counsel of its own choosing provided that no settlement or compromise of any such claim shall occur without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

13.5 Level 3 and Teligent each expressly recognize and agree that its obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of its other obligations, if any, hereunder. In the event that a party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the injured party hereby expressly recognizes that its sole remedy in such event shall be the right to bring legal proceedings against the other party for its damages as a result of the other party's said failure to indemnify, defend, protect and save harmless. These obligations shall survive the expiration or termination of this Agreement and any of its Exhibits.

                                   ARTICLE 14.
                             LIMITATION OF LIABILITY

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR IN ANY OF THE EXHIBITS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF USE, INCOME OR PROFITS, OR ANTICIPATED PROFITS OR LOST BUSINESS.

Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third party, including claims for indirect, special or consequential damages, based on any acts or omissions of such third party.

                                   ARTICLE 15
                                     WAIVER

The failure of either party to insist upon the performance of any provision herein or to exercise any right or privilege granted to it hereunder, shall not be construed as a waiver of such provision or any provisions herein, and the same shall continue in full force. The various rights and remedies given to or reserved by either party herein or allowed by law, shall be cumulative, and no delay or omission to exercise any of its rights shall be construed as a waiver of any default or acquiescence, nor shall any waiver of any breach of any provision be considered a condonement or any continuing or subsequent breach of the same provision.

                                   ARTICLE 16
                                  GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

                                   ARTICLE 17
                                 REPRESENTATIONS

17.01 Each party to this Agreement represents and warrants to the other party that: (a) such party has the full corporate right, power and authority to enter into this Agreement and to perform all acts required of it hereunder; (b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; (c) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with the terms and conditions of this Agreement; (d) it is not subject to any pending or threatened litigation or governmental action that could interfere with its performance of this Agreement; and (e) such party is in compliance with and will comply with all applicable material laws, rules and regulations, including but not limited to those promulgated by the Federal Communications Commission, with respect to its rights and obligations under this Agreement. Level 3 further warrants that the services and equipment provided hereunder do not violate or infringe any common law or statutory rights of any party, including without limitation, contractual rights, copyrights, trademarks, and patents.

17.02 Level 3 warrants and represents to Teligent that its systems and facilities have successfully accommodated the four-digit date field requirement for the year 2000 and beyond and lose no functionality with respect to the introduction of records containing dates falling after January 1, 2000.

17.03 Company Account Manager, Technical Account Manager. Level 3 shall select one qualified staff member ("Level 3 Account Manager") who shall be dedicated to Teligent and who has or is hereby granted authority to (i) serve as the primary point of contact for Level 3 to assemble Level 3's decision makers with respect to this Agreement; submit material and information requests to and on behalf of Teligent in order to implement this Agreement; (ii) provide access to Level 3's staff and independent advisors (including accountants) to provide information and answer questions; and (iii) provide schedules and plans to Teligent for Teligent's review and/or approval. Level 3 agrees that Teligent has the right to approve the selection of candidates for Level 3's position of Level 3 Account Manager under this Agreement. Level 3 further agrees that it will replace, in an expeditious manner, any Level 3 Account Manager who Teligent deems to be ineffectively or inadequately performing the managerial function for the Services under this Agreement. This right of approval shall in no way be deemed to create or imply any form of employer/employee relationship between Teligent and the Account Manager. The initial Level 3 Account Manager will be designated to Teligent within 60 days after signing this Agreement.

17.04 EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 18
                                 APPLICABLE LAW

This Agreement is subject to all applicable federal, state and local laws, and regulations, rulings, orders, and other actions of governmental agencies ("Rules"), including, but not limited to: as applicable, the Communications Act of 1934 as amended by the Telecommunications Act of 1996, the rules and regulations of the Federal Communications Commission ("FCC"), and the obtaining and continuance of any required approvals, or authorizations from the FCC or any other governmental agency. Level 3 will use its good faith reasonable efforts to obtain, retain, and maintain such approvals and authorizations. In performing their obligations under this Agreement, the parties must comply with all applicable federal, state and local laws, regulations, rules and orders.

                                   ARTICLE 19
                                   INSURANCE

19.01 Each party shall, at its own expense, at all times during the term of this Agreement, maintain in full force and effect a policy or policies of (a) commercial general liability insurance (including coverage for premises operations, independent contractors, products/completed operations, personal and advertising injury, contractual liability and explosion, collapse and underground hazards) in the amount (inclusive of any amounts provided by an umbrella or excess policy) of at least $5,000,000; (b) if eligible, worker's compensation insurance as required by the laws of the applicable jurisdiction; and (c) automobile liability insurance for any vehicles used in the performance of the services in the amount of at least $1,000,000.

19.02 Each policy of general liability insurance maintained by a party shall name the other party hereto as an additional insured. All insurance must be on an occurrence basis, and not on a claims made basis. Coverage shall be obtained only from insurers who are rated "A-7" or better in the then most recent edition of Best's Insurance Reports. Each insurance policy shall provide for a waiver of the insurer's subrogation rights against the other party hereto. Each policy on which Teligent or Level 3 is an additional insured shall provide additional insured with at least ten (10) days prior written notice of cancellation, non-renewal, or restriction of coverage. At least annually and at such other times as may be requested by Teligent but in any case prior to commencement of performance of the services, the parties shall cause their respective insurers to deliver to the other party certificates of insurance evidencing the existence of the coverages required under this Agreement or the relevant Notice to Proceed; provided, however, that such certificates shall be delivered within thirty (30) days of the execution of this Agreement.

                                   ARTICLE 20
                               GENERAL MAINTENANCE

20.1 Level 3 shall maintain and repair its equipment and facilities used to provide the services at no additional charge (except as expressly set forth in the Exhibits), except where work or service calls result from failure or malfunction in, or improper operation of, Teligent's facilities and/or equipment. In such event, Teligent shall reimburse Level 3 for the reasonable, documented and directly-associated cost of the required maintenance or restoration, including but not limited to LEC charges, plus any federal, state and/or local taxes imposed upon Level 3 related to such maintenance.

20.2 Each party shall ensure the availability of a live network contact on a twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five/six (365/6) days per year. Level 3 shall report all trouble conditions and maintenance activities as soon as reasonably possible to Teligent's Network Operations Center ("NOC") at 888-203-6492. Further, Level 3 will provide status reports to Teligent's NOC for each Service Outage, or any network outage or condition that is material to Teligent's or its customers' use of Level 3's services, including the estimated repair time. Such status reports will continue until service is restored or the network outage or condition is rectified, and shall be sent via telephone to the number above, Email to or via facsimile to 703-326-4775, as may be mutually agreed upon by the parties.

Level 3 represents that planned system maintenance normally will not result in service outages and that in the event that a planned system maintenance requires a service outage, it shall be accomplished only (a) after confirmed notification to Teligent's NOC, (b) during non-peak (or otherwise agreed) hours (midnight to 6:00 am, determined at the location of the maintenance activity), and (c) will be completed within a reasonable time, unless a specific time is identified in any of the Exhibits. Level 3's notification to Teligent and Teligent's confirmation of receipt of such notification shall be given by facsimile, e-mail and/or telephone. Level 3's notification via facsimile or e-mail must be followed up by a confirming telephone call. If Level 3 has failed to comply with
(a), (b) or (c) above, then service outages caused by maintenance activities shall be subject to any applicable credits or other remedies under Level 3's applicable Service Level Agreements herein, which shall be Teligent's sole remedies for non-compliance therewith. Such prior consent may only be given by a supervisor in Teligent's Network Operations Center. Teligent shall respond within 24 hours of Level 3's notification. Teligent's response shall be valid if given by facsimile, e-mail or telephone to the appropriate Level 3 contact, listed in Article 6 of this Agreement.

20.3 In the event that a need for maintenance potentially requiring a service outage arises for a particular service such that Level 3 cannot reasonably provide Teligent with 72-hours prior notice, Level 3 shall as soon as possible notify Teligent of such need and Section 20.2 shall not apply. Level 3 will take all reasonable measures to confine any such necessary Interruption to non-peak hours and to accommodate Teligent and Teligent's customers. Teligent will reasonably cooperate with Level 3 to enable Level 3 to perform such non-routine and emergency maintenance. Upon any service outage, Level 3 shall promptly take steps to restore such service and shall promptly notify Teligent of the circumstances surrounding such service outage and the efforts Level 3 is exercising to restore service, including an estimate of the time which such restoration shall be accomplished. Both Level 3 and Teligent agree to work in a cooperative effort to identify the causes of service outages as quickly as practical.

                                   ARTICLE 21
                                  PAYMENT TERMS

21.01 Rates and charges will commence as set forth in each Exhibit to this Agreement. Unless set forth otherwise in an Exhibit, (a) any recurring charges will be billed in advance each month or year, as may be applicable; (b) any nonrecurring charges will be billed on the first invoice which includes any recurring charges; (c) payments are due within thirty (30) days from the date of the invoice; and (d) Level 3 may adjust the rates and charges for the renewal terms (if any). Invoices issued hereunder which are not paid when due shall accrue interest at a rate of one and one-half percent (1.5%) per month (not to exceed the maximum rate allowed under state law) until paid in full.

21.02 Teligent is responsible for payment of valid and properly-applied federal, state and local taxes, charges or surcharges imposed on or based upon the provision, sale or use of Level 3's services (excluding charges imposed on Level 3 for the use of public rights of way and for taxes based upon Level 3's net income or property). Unless Teligent is exempt, Teligent will pay such amounts upon receipt of an itemized invoice thereof. Teligent will provide Level 3 with appropriate documentation of any exemption.

21.03 Teligent has the right to dispute amounts owed within ninety (90) days of the receipt of the invoice, provided that any amounts not reasonably in dispute shall be timely paid. Any amount disputed prior to the due date shall not be due and payable until such dispute is resolved. In the event of a dispute, Teligent shall submit all documentation as may reasonably be required to support the claim within the ninety (90) day period. Upon resolution of such disputes, interest at a rate of one and one-half percent (1.5%) shall be paid (or credited on any amounts actually paid by Teligent prior to the dispute) on the disputed amounts as appropriate.

                                   ARTICLE 22
                              TERM AND TERMINATION

22.01 The terms of this Agreement shall be coterminous with the longest term set forth in any Exhibit hereto.

22.02 In addition to any right of termination following a default as set forth in any Exhibit, either party may terminate this Agreement or any relevant
Exhibit: i) upon 30 days written Notice to the other party if there is any judicial, regulatory, or legislative change to, or interpretation of, applicable laws and rules that would render performance of this Agreement by the terminating party impossible, illegal or impractical; ii) effective immediately upon written Notice, if the other party: (a) becomes insolvent; (b) files, or has filed against it and not dismissed within 60 days, a petition for bankruptcy; or (c) makes an assignment for the benefit of its creditors; or iii) if either party fails to make any payment (not reasonably in dispute) required hereunder when due, and such failure continues for a period of thirty (30) days after written notice from the other party; or iv) if either party fails to observe or perform the terms and provisions of this Agreement (other than payment terms) and such failure continues for a period of thirty (30) days after written notice (or if such failure is not susceptible of a cure within such thirty (30) day period, cure has not been commenced and diligently pursued thereafter to completion).

22.03 Except as set forth in the Exhibits, in the event of Termination of a portion of this Agreement, any services - including collocation and related services -- not previously terminated will remain in effect for the term specified for each non-terminated service, and the terms and conditions of this Agreement will continue to apply to such services. Upon termination of this Agreement, all rights of Teligent to order new services cease and Level 3 has no further obligations to furnish new services to Teligent. To the extent applicable, the termination liability set forth in any Exhibit may apply. In addition, upon termination of this Agreement, all rights of Level 3 to order new services ceases and Teligent has no further obligation to furnish new services to Level 3.

23.04 Any termination under this section shall be without any liability to or obligation of the terminating party other than with respect to any breach of obligations under this Agreement prior to termination.

        IN WITNESS WHEREOF, Level 3 and Teligent have executed this Agreement as of the date first above written.



                                      LEVEL 3 COMMUNICATIONS, LLC, a
                                      Delaware limited liability company



                                      By:/s/
                                         ----------------------------------
                                      Title:





                                      TELIGENT SERVICES, INC.,
                                      a Delaware corporation



                                      By:/s/ Lawrence Harris
                                         ---------------------------------
                                      Title: Senior Vice President

                                    EXHIBIT 1
                    ADDITIONAL TERMS AND CONDITIONS GOVERNING
                                METRO DARK FIBER

As referred to herein, LEVEL 3 COMMUNICATIONS, LLC is the "Grantor" and Teligent is the "Grantee".

                                    RECITALS
         A. Grantor intends to construct and/or is currently constructing a multiconduit fiber optic communications system (the "Grantor System") as generally described and depicted on Exhibit "A" attached hereto.

         B. Grantor further intends to install within one of the conduits of the Grantor System a high fiber count fiber optic cable (the "Cable").

         C. Grantee desires to obtain a license to use the number of fibers and connecting those points identified in Exhibit "A" attached hereto.

         D. Grantor desires to grant to Grantee a license to use the fibers and other facilities described herein, all upon and subject to the terms and conditions set forth below.

                                   ARTICLE 1.
                                   DEFINITIONS

1.01 "Acceptance Date" shall mean the date when Grantee delivers (or is deemed to have delivered) notice of acceptance of a Completion Notice with respect to a Segment in accordance with Article 9.

1.02     "Acceptance Testing" shall have the meaning set forth in Article 9.

1.03     [Intentionally Deleted]

1.04 "Associated Property" shall mean the tangible and intangible property needed for the use of the Grantee Fibers as permitted by this Agreement, as and to the extent more particularly described in this Agreement, but excluding in any and all events any electronic and/or optronic equipment.

1.05     "Cable" shall have the meaning set forth in the Recitals.

1.06     "Completion Notice" shall have the meaning set forth in Section 9.02.

1.07 "Costs" shall mean the actual direct costs paid or payable in accordance with the established accounting procedures generally used by Grantor and which Grantor utilizes in billing third parties for reimbursable projects, including the following: (i) internal labor costs, including wages, salaries, benefits and overhead (provided that overhead shall not exceed twenty-five percent (25%) of wages, salaries and benefits), and (ii) other direct costs and out of pocket expenses on a direct pass-through basis.

1.08     "Dark Fiber" shall have the meaning set forth in Section 15.03.

1.09 "Design, Planning and Engineering Fee" shall be the fee set forth in Exhibit "B".

1.10     "Dispute Notice" shall have the meaning set forth in Article 24.

1.11     "Effective Date" shall have the meaning set forth in Section 5.01.

1.12     "Fiber Upgrade Notice" shall have the meaning set forth in Section
3.02.

1.13     [Intentionally Deleted]

1.14 "Governmental Authority" shall mean any federal, state, regional, county, city, municipal, local, territorial, or tribal government, whether foreign or domestic, or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing, including without limitation, courts, public utilities and sewer authorities.

1.15 "Grantee Delay Event" shall mean the failure of Grantee to timely observe and perform its obligations and agreements hereunder, which failure delays the construction and installation of the Grantor System with respect to one or more Segments.

1.16     "Grantee Fibers" shall have the meaning set forth in Article 3.

1.17 "Grantor Gateway Facilities" shall mean such facilities as may be mutually agreed upon between Grantor and Grantee which are owned, leased or otherwise used by Grantor to accommodate or house switch equipment, fiber optic transmission and/or associated ancillary equipment to serve as a switch terminal, transport concentrator, hub terminal or junction.

1.18     "Grantor System" shall have the meaning set forth in the Recitals.

1.19 "Impositions" shall mean all taxes, fees, levies, imposed duties charges or withholdings of any nature (including without limitation ad valorem, real property, gross receipts, taxes and franchise, license and permit fees), together with any penalties, fines or interest thereon arising out of the transactions contemplated by this Agreement and/or imposed upon the Grantor System, or any part thereof, by any Governmental Authority.

1.20     "Interconnection Points" shall have the meaning set forth in Section
10.01.

1.21 "Lateral Segment" shall mean the Segments of the Grantor System identified as such in Exhibit "A".

1.22     "Lateral Segment Fee" shall be the fee specified in Exhibit "B".

1.23     "License Fee" shall mean the fee specified in Exhibit "B".

1.24     "Monthly Charge" shall have the meaning set forth in Section 13.02.

1.25     "Minimum Purchase Commitment" shall have the meaning set forth in
Section 2.01.

1.26     "Non-Targeted Lateral Segment" shall have the meaning set forth in
Section 8.02.

1.27 "Person" shall mean any natural person, corporation, partnership, limited liability company, business trust, joint venture, association, company or Governmental Authority.

1.28     [Intentionally Deleted]

1.29 "Proprietary Information" shall have the meaning set forth in Article 4 of the Agreement.

1.30     "Relocating Authority" shall have the meaning set forth in Section
6.03.

1.31     "Required Rights" shall have the meaning set forth in Section 6.01.

1.32 "Route Miles" shall mean, for each Segment, the actual number of route miles, or portion thereof, for such Segment as constructed.

1.33 "Scheduled Completion Date" shall mean, with respect to each Segment and subject to Force Majeure Events, the dates set forth on Exhibit "A".

1.34     "Segments" shall have the meaning set forth in Section 2.01.

1.35     "Segment End Points" shall have the meaning set forth in Section 2.01.

1.36     "System Route" shall have the meaning set forth in Section 2.01.

1.37     "Targeted Lateral Segment" shall have the meaning set forth in Section
8.02.

1.38     "Taxes" shall have the meaning set forth in Section 4.05.

1.39     "Term" shall have the meaning set forth in Article 5.

1.39     "Termination Charge" shall have the meaning set forth in Section 20.01.

                                   ARTICLE 2.
                                  SYSTEM ROUTE

2.01 The Grantor System will connect the points identified on Exhibit "A" attached hereto (each point identified on Exhibit "A" is herein called a "Segment End Point", the route between the applicable Segment End Points is herein called a "Segment", and all of the Segments together are herein called the "System Route"). The Grantor System will include the "Lateral Segments" (each of which shall be considered a "Segment" for purposes hereof), if any, identified in Exhibit "A". The cumulative Route Miles for all Segments ordered by Grantee pursuant to this Agreement are 1,460.75 (with four (4) Grantee Fibers within each such Segment, so that the total fiber miles (Route Miles times the number of fibers) initially ordered by Grantee is 5,843). Grantee further agrees to purchase a license in four (4) additional Grantee Fibers from all of the Segments listed in Exhibit "G" when the same are available for delivery by Level 3, bringing Grantees total fiber miles to 6403.4. Grantee further agrees to purchase, within six (6) months of the date of signing the Agreement, additional available fiber so that the total fiber mileage for Grantee Fibers hereunder is at least 6,500 miles (the "Minimum Purchase Commitment"). Grantee shall inform Grantor, in writing, of the number of additional Grantee Fibers within six (6) months from the date of this Agreement. Grantee may satisfy the Minimum Purchase Commitment only by purchase of a license in entire Segments (partial Segments may not be purchased). In the event Grantee does not inform Grantor of the number of Grantee Fibers desired necessary to satisfy the Minimum Purchase Commitment within the time frames set forth herein, then the monthly License Fees for the Minimum Purchase Commitment shall commence and be due and payable for the balance of the Term (even though Grantee had not satisfied the Minimum Purchase Commitment).

2.02 The specific location of the System Route between Segment End Points is subject to change in the sole discretion of Grantor; however, the System Route will connect the Segment End Points for each Segment.

                                   ARTICLE 3.
                                GRANT OF LICENSE

3.01 As of the Effective Date for each particular Segment of Grantee Fiber delivered by Grantor to Grantee hereunder, Grantor hereby grants to Grantee, and Grantee hereby acquires from Grantor, a license to use, for the purposes described herein, the number of fibers set forth in Exhibit "A" to be specifically identified in the Cable between the Segment End Points for such Segment (the "Grantee Fibers"), and an associated and non-exclusive license, for the purposes described herein, in the Associated Property respecting such Segment, all upon and subject to the terms and conditions set forth herein.

3.02 Grantee may, by written notice (a "Fiber Upgrade Notice") delivered to Grantor, inform Grantor that Grantee desires to purchase a license to use additional fibers (whether of the same type as the Grantee Fibers or otherwise) either (a) along the same System Route as the Grantee Fibers, or (b) within planned extensions to the then-existing Grantor System. In the event that Grantor subsequently determines to install such additional fibers, then Grantor shall notify Grantee of such determination.

3.03 In the event that Grantee has delivered a Fiber Upgrade Notice and Grantor has received such notice prior to its determination to install additional fibers, Grantor and Grantee shall negotiate in good faith concerning Grantee's acquisition of a license to use a portion of such additional fibers (including negotiation of the additional fees due and payable by Grantee for the use of such additional fibers). The Term for use of any additional fibers shall be, unless otherwise agreed in writing by the parties, for a period which commences upon delivery of such additional fibers and which ends twenty (20) years thereafter; provided, however, that to the extent such extended term requires Grantor to extend or renew a Required Right, Grantor shall have the right to increase the Monthly Charge in order to reflect, in Grantor's reasonable discretion, the pass through (on a pro rata basis based upon the number of fibers within the Grantor System) of any increase in the payments, fees, charges, costs or other expenses incurred or to be incurred by Grantor in connection with the extension or renewal of such Required Right. Notwithstanding anything else in this Agreement to the contrary, the failure of Grantor to notify Grantee of its determination to install additional fibers under Section 3.02, or the failure of the parties to successfully negotiate the terms of a license to use such additional fibers, shall not constitute a default or breach of this Agreement hereunder and neither Grantee nor Grantor shall have any liability to the other for the performance, or the failure to perform, any obligations imposed under Sections 3.02 or 3.03 hereof.

                                   ARTICLE 4.
                                      FEES

4.01 Grantee agrees to pay, as compensation for Grantor's performance of incremental design, engineering, planning and development of the Grantee Fibers (including but not limited to the Lateral Segments), the down payment set forth in Exhibit "B".

4.02 Grantee further agrees to pay, as compensation for the use of the Grantee Fibers, the License Fee as set forth in Exhibit "B". The License Fee shall be due and payable in full, and Grantee shall have no right of offset or deduction with respect to any installment of the License Fee due hereunder.

4.03 Grantee further agrees to pay, as compensation for the construction and installation of Grantee Fiber within the Lateral Segments and as compensation for the use thereof, the amounts as set forth on Exhibit "B" (the "Lateral Segment Fee").

4.04 In addition to the foregoing amounts, Grantee shall pay directly or reimburse Grantor for all other sums, costs, fees and expenses which are expressly provided to be paid by Grantee under this Agreement.

4.05 The License Fees shall be as stated in Exhibit "B". The recurring of the License Fee shall commence on the Acceptance Date for each Segment, and will be invoiced in advance in accordance with the Agreement.

4.06 All payments made by Grantee hereunder shall be made without any deduction or withholding for or on account of any tax, duty or other charges of whatever nature imposed by any taxing or government authority (collectively, "Taxes"). If either Grantee or Grantor are or were required by law to make any deduction or withholding from any payment due hereunder to Grantor, then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by Grantee shall be increased so that, after any such deduction or withholding for Taxes, the net amount received by Grantor will not be less than Grantor would have received had no such deduction or withholding been required. If any taxing or government authority asserts that Grantee should have made a deduction or withholding for or on account of any Taxes with respect to all or a portion of the payments made hereunder, or that Grantor should have collected certain Taxes from Grantee which Grantor did not collect, Grantee hereby agrees to indemnify Grantor for such Taxes and hold Grantor harmless on an after-tax basis from and against any Taxes, interest or penalties levied or asserted in connection therewith. . Taxes will be separately stated in Grantor's invoices. In the event Grantee is exempt from paying any taxes, Grantee will provide Grantor with appropriate documentation of such exemption.

                                   ARTICLE 5.
                                      TERM

5.01 The license with respect to each Segment shall become effective on the first day when both (i) the Acceptance Date with respect to the Grantee Fibers within a Segment has occurred and (ii) Grantor has received payment of all fees and charged due under this Exhibit as of the Acceptance Date (the "Effective Date"). Subject to the provisions of Article 20, the license with respect to the Grantee Fibers within each Segment shall terminate on the twentieth (20th) anniversary of the Effective Date (the "Term").

5.02 Upon the expiration of the Term respecting a Segment, all rights to the use of the Grantee Fibers therein shall continue on a month-to-month basis at a monthly recurring charge of [REDACTED] per fiber Route Mile (number of Grantee Fibers multiplied by the Route Miles in the Segment) until terminated by either party on one hundred and eighty (180) days prior notice by the other. Upon expiration or after appropriate termination, Grantee's rights to use the Grantee Fibers shall revert to Grantor without reimbursement of any of the License Fee or other sums, costs, fees or expenses previously made with respect thereto, and from and after such time Grantee shall have no further rights or obligations hereunder with respect thereto unless such rights or obligations are specifically provided herein to survive the Term.

5.03 Subject to Article 20, this Exhibit shall become effective on the date hereof and shall terminate on the date when all the Terms of the Segments shall have expired or terminated, except that those provisions of this Agreement which are expressly provided herein to survive such termination shall remain binding on the parties hereto.

                                   ARTICLE 6.
                                 REQUIRED RIGHTS

6.01 Grantor agrees to obtain and maintain in full force and effect for and during the Term of each Segment all rights, licenses, permits, authorizations, rights-of-way, easements and other agreements which are necessary for Grantor to obtain in order to permit Grantor to construct, install and keep installed, and maintain the Grantee Fibers within such Segment in accordance with this Agreement and to convey the license in the Grantee Fibers to Grantee and all other rights under this Agreement (collectively, the "Required Rights"). Grantee shall obtain, prior to the commencement of the Term, and maintain in full force and effect for and during the Term of each Segment all rights, licenses, permits, authorizations, franchises and other approvals which are necessary for Grantee to obtain in order to permit Grantor to grant the license to Grantee and for Grantee to use the Grantee Fibers.

6.02 In the event Grantor shall receive notice from any grantor or provider of a Required Right that Grantor has failed to observe or perform its obligations under such Required Right, and Grantor is not contesting in good faith the validity of such claimed or alleged failure, Grantor shall give written notice to Grantee and Grantee may, at its option (subject to the terms and provisions of the Required Right and the ability of third parties to cure defaults of Grantor thereunder), cure or correct such failure and Grantor shall reimburse Grantee for the costs and expenses incurred by Grantee in connection therewith.

6.03 If, after the Acceptance Date with respect to a Segment, Grantor is required (i) by any Governmental Authority under the power of eminent domain or otherwise, (ii) by the grantor or provider of any Required Right, (iii) by any other Person having the authority to so require (each a "Relocating Authority"), or (iv) by the occurrence of any Force Majeure Event, to relocate the Grantor System within such Segment or any portion thereof, Grantor shall have the right to either proceed with such relocation, including, but not limited to, the right, in good faith, to reasonably determine the extent and timing of, and methods to be used for, such relocation, or to pay such amounts to the Relocating Authority as are necessary to avoid the need for such relocation. Grantee shall be kept fully informed of all determinations made by Grantor in connection with such relocation, and any such relocation shall be constructed substantially in accordance with the construction specifications set forth in Exhibit "C", incorporate fiber meeting or exceeding the specifications set forth in Exhibit "D" and be subject to Acceptance Testing Procedures and Standards in Exhibit "B." Grantee shall reimburse Grantor for its proportionate share of the Costs (including Acceptance Testing and including amounts paid to a Relocating Authority to avoid relocation) related to such relocation (to the extent Grantor has not been reimbursed by the Relocating Authority) allocated to Grantee pro rata based on the number of Grantee Fibers and the total fiber count in the affected Segments of the Grantor System.

                                   ARTICLE 7.
                       CONSTRUCTION OF THE GRANTOR SYSTEM

7.01 Grantor will design, engineer, install and construct the Grantor System substantially in accordance with the construction specifications set forth in Exhibit "C", in a workmanlike manner and in accordance with industry standards and all applicable laws. Such responsibilities shall include, without limitation, preparation of construction drawings, materials specifications and materials requisitions. The Grantee Fibers and the conduit housing the Cable shall meet or exceed the fiber and conduit specifications set forth in Exhibit "D". Nothing contained herein shall prohibit Grantor from commencing construction of a portion of a Segment before Grantor has obtained all Required Rights necessary for all of such Segment.

7.02 Grantor will undertake the Acceptance Testing of each of the Segments.

7.03 Occupancy by Grantee in any Grantor Gateway Facility shall be subject to the execution of a separate colocation agreement in form mutually acceptable to both Grantor and Grantee.

7.04 Grantor and Grantee will consult with each other from time to time upon request to attempt to coordinate construction of the Grantor System with other network construction which may be undertaken by Grantee.

7.05 Subject to the terms and provisions of any applicable Required Right, Grantee shall have the right, but not the obligation, at Grantee's cost and expense on at least ten (10)days prior written notice to Grantor, to inspect the construction of each Segment, including the installation, splicing and testing of the Grantee Fibers incorporated therein; provided that no inspection or failure to inspect by Grantee shall impair, modify or amend any of the representations, warranties, covenants and agreements of Grantor under this Agreement.

7.06 Notwithstanding anything to the contrary contained herein, Grantor may elect, at its option, to acquire any portion of the Grantor System from third parties (whether under a lease, sublease, indefeasible right of use, or otherwise (so long as such rights are sufficient to grant Grantee its license hereunder)) in lieu of constructing and installing the Grantor System respecting such portion; provided, any such acquired portion shall be or have been constructed substantially in accordance with the specifications and procedures required by this Agreement except for such deviations which do not, in the reasonable discretion of Grantor, materially diminish the utility, reliability or expected useful life of the Grantor System. Grantor shall discuss any material deviations with Grantee and if Grantee reasonably concurs, such Grantor System shall be acceptable for Grantee Fibers. If Grantee does not concur, Grantor will cure such deviations to Grantee's satisfaction before such Grantor System is used for the Grantee Fibers.

                                   ARTICLE 8.
                                LATERAL SEGMENTS

8.01 In the event that Grantee desires to have Grantor construct and install additional Lateral Segments (other than those listed in Exhibit "A") during the Term, Grantee may request (in writing) that Grantor perform construction of same. Upon receipt of such a request, Grantor shall determine whether it will construct such additional Lateral Segments; Grantor shall be under no obligation to construct additional Lateral Segments, and Grantee shall not be obligated to contract with Grantor for the construction of any Lateral Segments.

8.02 A "Targeted Lateral Segment" is a Lateral Segment to connect a location where Grantor has, at the time the written request is submitted, already committed to build and for which Grantor has secured or reserved funding for construction (including those Lateral Segments identified as Targeted Lateral Segments on Exhibit "A"). Any Lateral Segment that is not a "Targeted Lateral Segment" (as of the date of Grantee's request for fiber within such Lateral Segment) shall be a "Non-Targeted Lateral Segment". In the event that Grantee requests construction of additional Lateral Segments and Grantor determines to construct same, then (unless otherwise agreed by the parties) the Lateral Segment Fee respecting each such Lateral Segment shall be determined in accordance with Exhibit "B".

8.03 When physically and economically prudent (as determined in Grantor's sole discretion), Grantor will construct all Targeted Lateral Segments diversely to Grantor's point of presence only (i.e., two distinct physical routes will be used to connect the Segment End Point on the Grantor's backbone network to Grantor's point of presence within or near the targeted building). Building entrance facilities, or riser facilities within any building, may or may not be diverse in Grantor's sole discretion. Grantor shall have discretion to determine the design and route of all Lateral Segments (including decisions relating to the location or locations of the Segment End Points). In the event that (for Lateral Segments other than those listed in Exhibit "A") Grantor determines to construct a Lateral Segment diversely, Grantee may (by written notice delivered no later that ten (10) days after Grantee is informed of Grantor's determination to construct such Lateral Segment diversely) elect not to use fibers within the diverse return route for such Lateral Segment, in which event Grantee shall be entitled to use Grantee Fibers within only the point-to-point section of the Lateral Segment and the Lateral Segment Fee for such Grantee Segment shall be based on the Costs of construction only for such point-to-point section. The foregoing not withstanding, Level 3 agrees that with respect to the Targeted Lateral Segments identified in Exhibit "A" hereto, that such laterals will be constructed diversely. All other laterals subsequently agreed to between the parties shall be priced and constructed as agreed to between them.

8.04 For the Lateral Segments listed in Exhibit "A", Grantor shall complete construction of each such Lateral Segment no later than the scheduled completion date listed in Exhibit "A." Grantor shall keep Grantee informed of the progress of work necessary to complete such construction, but Grantee shall not be entitled to any liquidated damages (as set forth in Section 20.03) related to the failure to complete construction on or before the date specified in Exhibit "A."

                                   ARTICLE 9.
                        ACCEPTANCE TESTING AND COMPLETION

9.01 Grantor shall test the Grantee Fibers in accordance with the procedures and standards specified in Exhibit "E" ("Acceptance Testing"). Acceptance Testing shall progress span by span along each Segment as cable splicing progresses, so that test results may be reviewed in a timely manner. Grantee shall be responsible for the timely completion of any work or installation required in order for it to place the Grantee Fibers into operation (and Grantee's failure to complete such work shall not be grounds for rejection of a Completion Notice). Grantee shall have the right, but not the obligation, at Grantee's cost and expense, to be present to observe the Acceptance Testing. Grantor shall provide Grantee with a copy of such test results.

9.02 Upon the successful completion of Acceptance Testing respecting any Segment, Grantor shall provide written notice of same to Grantee (a "Completion Notice"). Grantor shall contemporaneously deliver a copy of the results of the Acceptance Testing for the entire Segment (if and to the extent that Grantor has not previously delivered same) and Grantee shall, within twenty (20) days of receipt of the Completion Notice, either accept or reject the Completion Notice (Grantee shall be permitted to reject only if Grantee specifies a material failure of the Grantee Fibers to satisfy the requirements of this Agreement) by delivery of written notice to Grantor. In the event Grantee rejects the Completion Notice, Grantor shall promptly, and at no cost to Grantee, commence to remedy the defect or failure specified in Grantee's notice. Thereafter Grantor shall again conduct Acceptance Testing and (if successfully completed) provide Grantee a Completion Notice with respect to such Segment. The foregoing procedure shall apply again and successively thereafter until Grantor has remedied all defects or failures specified by Grantee. Any failure by Grantee to timely reject a Completion Notice, or any use of the Grantee Fibers by Grantee for any purpose other than testing, shall be deemed to constitute acceptance for purposes of this Agreement and Grantee shall be deemed to have delivered a notice of acceptance upon such use or on the twentieth day after delivery of the Completion Notice. However, such implied acceptance shall not relieve Grantor of its obligation to insure that the fiber, as an initial matter, meets the specifications of Exhibit E.

                                   ARTICLE 10.
                             INTERCONNECTION POINTS

10.01 Grantee shall have the right to request that Grantor interconnect Grantee's communications system with the Grantee Fibers at the Segment End Points and such other points as are determined and designated by Grantor in its sole discretion during the design, engineering and permitting phases of construction ("Interconnection Points"). None of the Interconnection Points shall be in any portion of the Grantor System which transits Canada unless such interconnection can be accomplished in a fashion which, in Grantor's judgement, will not cause either Grantor or Grantee to be in violation of applicable laws or regulations.

10.02 Grantor may route the Grantee Fibers through Grantor's space in any Grantor Gateway Facilities, in Grantor's sole discretion; provided such routing shall not materially adversely affect Grantee's use of the Grantee Fibers or Associated Property hereunder and Grantor shall be responsible for all costs and expenses associated therewith.

10.03 Any work respecting the Grantor System or the Grantee Fibers required by Grantee, including (a) splicing of the Grantee Fibers, or (b) changes in the configuration or other changes relating to Grantee's space or racks shall be undertaken only by Grantor at Grantee's request and shall be performed within a reasonable amount of time consistent with industry accepted practices; Grantee shall (except with respect to splicing and incidental work at Segment End Points (and such other points) as previously identified between the parties prior to the execution of this Agreement, the costs for which have been included in the payments due hereunder) reimburse Grantor for all Costs incurred in connection therewith, plus a management fee equal to twenty-five percent (25%) of such Costs. Grantee shall have no right to perform work on or otherwise physically access the Grantor System, except as expressly provided herein.

                                   ARTICLE 11.
                                   OPERATIONS

11.01 Subject to the access restrictions set forth in Article 10, Grantee shall (at its full cost and expense) have full and complete control and responsibility for determining any network and service configuration or designs, routing configurations, re-grooming, rearrangement or consolidation of channels or circuits and all related functions with regard to the use of the Grantee Fibers; provided, such control and responsibility by Grantee shall not adversely affect the use by any other Person of the Grantor System and/or any electronic or optronic equipment used by such Person in connection therewith.

11.02 Grantee acknowledges and agrees that Grantor is not supplying nor is Grantor obligated to supply to Grantee any optronic or electronic equipment or related facilities, all of which are the sole responsibility of Grantee, nor is Grantor responsible for performing any work other than as specified in this Agreement.

11.03 Upon not less than one hundred twenty (120) days written notice from Grantor to Grantee with respect to "Operating Grantee Fibers" (as defined below), Grantor may, at its option substitute for the Grantee Fibers within any Segment or Segments, or any portions thereof, an equal number of alternative fibers within such Segment or portion thereof (which shall thereafter constitute Grantee Fiber hereunder), provided that in such event, such substitution (i) shall be effected at the sole cost of Grantor, including, without limitation, all disconnect and reconnect costs, fees and expenses; (ii) shall be constructed substantially in accordance with the specifications and procedures set forth in Exhibit "C", incorporate fiber and conduit meeting or exceeding the specifications set forth in Exhibit "D", and be tested in accordance with the Acceptance Testing; (iii) shall not change any Segment End Points or other Interconnection Points; and (iv) Grantor shall use all reasonable good faith efforts to minimize any interruption in the operation of the Grantee Fibers in accordance with Article 20 of the Agreement. Substitution of Grantee Fibers shall not affect or extend the Term with respect to the fibers so substituted. For purposes of the foregoing, "Operating Grantee Fibers" shall mean Grantee Fibers which have been jumpered to Grantee's space or equipment at a Segment End Point. Grantor may substitute Grantee Fibers which are not Operating Grantee Fibers at any time during the Term without notice to Grantee (provided that, in the event Grantor has substituted the Grantee Fibers, then at the time such Grantee requests that its fibers be jumpered to its space or equipment, the substituted Grantee Fibers will be tested in accordance with the provisions of this Agreement).

                                   ARTICLE 12.
                  MAINTENANCE AND REPAIR OF THE GRANTOR SYSTEM

From and after the Effective Date with respect to each Segment, the maintenance of the Grantor System within such Segment shall be provided in accordance with the maintenance requirements and procedures set forth in Exhibit "F" attached hereto. The costs of all Scheduled Maintenance (as defined in Exhibit "F") of the Grantee Fibers shall be borne by Grantor as a part of the Monthly Charge; however, Grantee shall reimburse Grantor for its proportionate share of the Costs of any Unscheduled Maintenance (as defined in Exhibit "F") (if but only if (i) the total Costs of such Unscheduled Maintenance exceeds five thousand dollars ($5,000.00) or (ii) Grantee is the sole user of the

Cable), which Costs shall be allocated to Grantee pro rata based on the number of Grantee Fibers and the total fiber count in the affected portion of the Grantor System.

                                   ARTICLE 13.
                                 MONTHLY CHARGE

13.01 Grantor shall be responsible for the payment of the costs of Scheduled Maintenance of the Grantor System (as defined in Exhibit "F").

13.02 In consideration of Grantor's responsibilities under Section 13.01, subject to the adjustments described in Section 13.03, Grantee shall pay to Grantor each month during each year, with respect to each Segment, commencing with the Acceptance Date of such Segment and continuing until the expiration of the Term with respect to such Segment shall have occurred, the product obtained when: (a) [REDACTED] is multiplied by (b) the number of Route Miles in such Segment (the "Monthly Charge").

13.03 The Monthly Charge shall be increased on each anniversary of the Acceptance Date of the first Segment in which Grantee will receive a license by the increase, if any, in the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics (1982-84 = 100), for the preceding twelve (12) month period. In the event such index shall cease to be computed or published, Grantor may, in its reasonable discretion, designate a successor index to be used in determining any increase to the Monthly Charge.

13.04 The Monthly Charge shall be paid each year by Grantee in twelve (12) equal installments due and payable on the first day of each month. In the event the Acceptance Date or termination of the Term of a Segment occurs other than on the first day of the month, the Monthly Charge shall be prorated.

                                   ARTICLE 14.
                                   IMPOSITIONS

14.01 Grantor and Grantee acknowledge and agree that it is their mutual objective and intent to (i) minimize, to the extent feasible, the administrative expenses associated with and the aggregate Impositions payable with respect to the Grantor System and the Grantee Fibers and (ii) share such Impositions according to their respective interests in the Grantor System and the Grantee Fibers, and that they will cooperate with each other and coordinate their mutual efforts to achieve such objectives in accordance with the provisions of this Article.

14.02 Grantor shall be responsible for and shall timely pay any and all Impositions with respect to the construction or operation of the Grantor System which Impositions are imposed or assessed prior to the Acceptance Date of a Segment. Notwithstanding the foregoing obligations, Grantor shall have the right to challenge any such Impositions so long as the challenge of such Impositions does not materially adversely affect the rights to be delivered to Grantee pursuant hereto.

14.03 Following the Acceptance Date for each Grantor System and except with respect to Impositions constituting ad valorem property taxes levied against the Grantee Fibers (which are addressed in Section 14.04 below), Grantor shall timely pay any and all Impositions imposed upon or with respect to each Grantor System to the extent such Impositions have not been or may not feasibly be separately assessed or imposed upon or against the respective interests of Grantor and Grantee in such Grantor System. Upon receipt of a notice of any such Imposition, Grantor shall promptly notify Grantee of such Imposition and Grantee shall pay or reimburse Grantor for its proportionate share of such Imposition, which share shall be determined (i) to the extent possible, based upon the manner and methodology used by the particular Governmental Authority imposing such Imposition (e.g., on the cost of the relative property interests, historic or projected revenue derived therefrom, or any combination thereof); or (ii) if the same cannot be so determined, then based upon Grantee's proportionate share of the total fiber count in the affected portion of the Grantor System.

14.04 Following the Acceptance Date for each Grantor System and except to the extent prohibited by applicable laws or regulations, Grantee shall separately file returns for and pay any and all ad valorem property taxes imposed on or assessed against the Grantee Fibers. In the event that applicable laws or regulations require Grantor to file returns for and pay any or all ad valorem property taxes imposed on or assessed against the Grantee Fibers, Grantor shall do so and Grantor shall be entitled to reimbursement from Grantee (under Section 14.03) for the ad valorem property tax payments made respecting the Grantee Fibers.

14.05 Notwithstanding any provision herein to the contrary, Grantor shall have the right to reasonably contest any Imposition assessed against it, (including by nonpayment of such Imposition provided such nonpayment does not materially adversely affect the rights to be delivered to Grantee pursuant hereto). The out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by Grantor in any such contest shall be shared by Grantor and Grantee in the same proportion as to which the parties would have shared in such Impositions, as they were originally assessed. Any refunds or credits resulting from a contest brought pursuant to this Section shall be divided between Grantor and Grantee in the same proportion as to which such refunded or credited Impositions were borne by Grantor and Grantee. Grantor acknowledges that Grantee has taken positions in certain legal proceedings, including Teligent v. Dallas, concerning the imposition of franchise fees and other rights-of-way fees on fixed wireless carriers. Grantee reserves the right to take positions that may be contrary to those of Grantor regarding Impositions. The foregoing notwithstanding, Grantor may challenge Impositions pursuant to this Section, and Grantor shall provide Grantee with a timely copy of all pleadings and filings in contesting any Imposition.

14.06 Grantor and Grantee agree to cooperate in the preparation of any returns or reports relating to the Impositions. Grantor and Grantee further acknowledge and agree that the provisions of this Article are intended to allocate the Impositions expected to be assessed against or imposed upon the parties with respect to the Grantor System based upon the procedures and methods of computation by which Impositions generally have been assessed and imposed to date, and that material changes in the procedures and methods of computation by which such assessments are assessed and imposed could significantly alter the fundamental economic assumptions underlying the transactions hereunder to the parties. Accordingly, Grantor and Grantee agree that, if in the future the procedures or methods of computation by which Impositions are assessed or imposed against the parties change materially from the procedures or methods of computation by which they are imposed as of the date hereof, the parties will negotiate in good faith an amendment to the provisions of this Article in order to preserve, to the extent reasonably possible, the economic intent and effect of this Article as of the date hereof.

                                   ARTICLE 15.
                              USE OF GRANTOR SYSTEM

15.01 Grantee represents and warrants that it will use the Grantee Fibers and the license to use granted hereunder in compliance with all applicable government codes, ordinances, laws, rules and regulations.

15.02 Subject to the provisions of this Agreement, Grantee may use the Grantee Fibers for any lawful purpose. Grantee acknowledges and agrees that it has no right to use any fibers, other than the Grantee Fibers, included or incorporated in the Grantor System, and that Grantee shall keep any and all of the Grantor System free from any liens, rights or claims of any third party attributable to Grantee. Grantee further agrees that any conveyance of its right to use the Grantee Fibers shall in all events be subject to the terms set forth in this Agreement, and that Grantee shall not convey or purport to convey to any third party rights that are greater than the rights accorded to Grantee under this Agreement.

15.03 Notwithstanding anything to the contrary contained in this Agreement, Grantee covenants and agrees that Grantee shall not, that Grantee shall have no right to, and that Grantor may enjoin Grantee from any attempt to, assign, sublicense or otherwise transfer the Grantee Fibers to anyone as Dark Fiber for a period of four (4) years after the Acceptance Date for such Grantee Fibers. For purposes hereof, "Dark Fiber" shall mean fiber provided without electronic and/or optronic equipment and which is not "lit" or activated.

15.04 Grantee shall not use the Grantee Fibers in a way which physically interferes in any way with or otherwise adversely affects the use of the fibers, cable or conduit of any other Person using the Grantor System.

15.05 Grantee and Grantor shall promptly notify each other of any matters pertaining to, or the occurrence (or impending occurrence) of, any event of which it is aware that could give rise to any damage or impending damage to or loss of the Grantor System.

15.06 Grantee and Grantor agree to cooperate with and support each other in complying with any requirements applicable to their respective rights and obligations hereunder by any Governmental Authority.

                                   ARTICLE 16.
                              APPROVAL OBLIGATIONS

16.01 Notwithstanding the other indemnification obligations of the Agreement to which this Exhibit is attached as Exhibit 2, to the extent Grantor is required under the terms and provisions of any Required Right to indemnify the grantor or provider thereof from and against any and all claims, suits, judgments, liabilities, losses and expenses arising out of service interruption, cessation, unreliability of or damage to the Grantor System, regardless of whether such claims, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence, willful misconduct or other action or inaction of such grantor or provider and its employees, servants, agents, contractors, subcontractors or other Persons using the property covered by such Required Right, Grantee hereby releases such grantor or provider from, and hereby waives, all claims, suits, judgments, liabilities, losses and expenses arising out of service interruption, cessation, unreliability of or damage to the Grantor System regardless of whether such claims, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence, willful misconduct or other action or inaction, of such grantor or provider or its employees, servants, agents, contractors, subcontractors or other Persons using the property covered by such Required Right.

                                   ARTICLE 17
                         EFFECT OF CERTAIN TRANSACTIONS

         17.01 All of the balance of monthly payments of the License Fee under this Exhibit shall become immediately due and payable (present valued using a discount rate of LIBOR plus 250 basis points if, as a result of the consummation of a Merger Transaction (as defined below) respecting Grantee or Teligent, Inc., Grantee or Teligent, Inc. (or their domestic Affiliates) either (a) experiences a Ratings Decline, or (b) cannot immediately satisfy the Additional Debt Test. The License Fee immediately due and payable under this Article would be approximately [REDACTED] or less depending on the fiber rings delivered and the Grantee payments made up to the due date.

         17.02 For purposes of Section 17.01, the following terms shall have the meanings set forth below:

         (a) "Additional Debt Test" shall mean that immediately after giving effect to a Merger Transaction, and treating any debt or indebtedness (as defined in any Indenture) which becomes an obligation of Grantee, Teligent, Inc. (or the successor entity) or a restricted subsidiary (as defined in any Indenture) at the time of the transaction as having been Incurred (as defined in any Indenture) by Grantee, Teligent, Inc. or such restricted subsidiary, Grantee or Teligent, Inc. (or the successor entity) could Incur (as defined in the relevant Indenture) at least $1.00 of additional debt or indebtedness (as defined in the relevant Indenture) pursuant to the incurrance test of that relevant Indenture, which incurrance requires the satisfaction of a specified ratio for the incurrance to be permitted under that Indenture.

         (b) "Change of Control" shall have the meaning ascribed to that term in any Indenture. In other words, a Change of Control shall be deemed to have occurred for purposes of this Article if a change of control shall have occurred under any Indenture.

         (c) "Contract Date Rating" means "Caa1" in the case of Moody's and "CCC" in the case of S&P.

         (d) "Indenture" shall mean an indenture relating to the issuance of any of the Securities.

         (e) "Merger Transaction" shall mean a single transaction or series of transactions whereby Grantee or Teligent, Inc.: (i) consolidates with or merges into any other Person or Persons; (ii) or permits any other Person to consolidate with or merge into Grantee; or (iii) directly or indirectly, transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its or their assets to any other Person; provided that a merger or consolidation of a restricted subsidiary (as defined in the Indentures) into Grantee or Teligent Inc. shall not constitute a Merger Transaction.

         (f) "Moody's" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other reasonable and comparable national recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by Grantor by a written notice given to Grantee.

         (g) "S&P" means Standard & Poor's Ratings Service or, if Standard & Poor's Ratings Service shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor's Rating Service ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other reasonable and comparable national recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by Grantor by a written notice given to Grantee.

         (h) "Securities" shall mean outstanding debt securities of Teligent, Inc. listed on Exhibit H attached hereto.

         (i)      "Rating Agencies" mean Moody's and S&P.

         (j) "Rating Date" means the earlier of the date of public notice of: (i) the occurrence of a Change of Control; or (ii) the intention of Grantee or Teligent, Inc. to effect a Change of Control.

         (k) "Rating Decline" shall be deemed to have occurred if, no later than 45 days after the Rating Date (which period shall be extended so long as the rating of any of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies), either of the Rating Agencies assigns or reaffirms a rating to any of the Securities that is lower than the applicable Contract Date Rating (or the equivalent thereof). If, prior to the Rating Date, any of the ratings assigned to any of the Securities by the Rating Agencies is lower than the applicable Contract Date Rating, then a Rating Decline will be deemed to have occurred if such rating is not changed by the 45th day following the Rating Date. A downgrade within rating categories, as well as between rating categories, will be considered a Rating Decline.

                                   ARTICLE 18.
                                    INSURANCE

18.01    [Intentionally Deleted]
18.02    [Intentionally Deleted]
18.03    [Intentionally Deleted]
18.04    [Intentionally Deleted]
18.05    [Intentionally Deleted]
18.06    [Intentionally Deleted]

18.07 Until the Effective Date for a Segment, Grantor shall bear all risk of loss of and damage or destruction to the Grantor System within such Segment. Commencing as of the Effective Date, any loss, damage or destruction of or to the Grantor System not otherwise required to be insured hereunder shall be treated for all purposes as Unscheduled Maintenance (as defined in Exhibit "F").

                                   ARTICLE 19.
                            [INTENTIONALLY DELETED]

                                   ARTICLE 20.
                                     DEFAULT

20.01 (a) If Grantee fails to pay any installment of the License Fee respecting any Segment, and such failure continues for a period of three (3) business days after written notice from Grantor, at Grantor's option, Grantor may immediately (and without further notice to Grantee) disconnect all the Grantee Fibers within any portion of the System Route from any electronic or optronic equipment within Grantor's facilities, and disconnect or otherwise disable any fibers used by Grantee to access the Grantee Fibers, thereby suspending Grantee's license in and to the Grantee Fibers, all without prejudice to Grantor's rights and remedies set forth in subsection (b) below.

        (b) If (i) Grantee makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; (ii) an involuntary petition in bankruptcy, other insolvency protection against Grantee as filed and not dismissed within 120 days; (iii) Grantee fails to pay any installment of the License Fee or any other sums owed by Grantee to Grantor hereunder, and such failure continues for a period of thirty (30) days after written notice from Grantor (which notice in the case of a failure to pay an installment of the License Fee, shall be deemed the same notice, if any, given by Grantor under subsection (a) above); or (iv) Grantee fails to observe and perform any other terms and provisions of this Agreement, and such failure continues for a period of thirty (30) days after written notice from Grantor (or if such failure is not susceptible of a cure within such thirty (30) day period, cure has not been commenced and diligently pursued thereafter to completion), then Grantor may (A) terminate this Exhibit and the Term, in whole or in part, in which event Grantor shall have no further duties or obligations hereunder but Grantee shall remain obligated as specified below, and (B) subject to the limitations imposed upon Grantor under the [referring to the Article 17 limitations which have been deleted], pursue any legal remedies it may have under applicable law or principles of equity relating to such default, including an action for damages, specific performance and/or injunctive relief. In the event Grantor shall elect to terminate this Agreement and the Term, then:

         (i) the license respecting all of the Grantee Fibers shall be immediately (and without further written notice to Grantee) terminated and revoked, and

         (ii) Grantee shall be liable to pay and shall pay to Grantor (as liquidated damages and not as a penalty) the Termination Charge, and

         (iii) Grantee shall (at its sole cost and expense and within five (5) days following such termination) remove from any facilities owned or operated by Grantor in connection with the Grantor System, any and all equipment and other personal property owned by Grantee and used in connection with the Grantee Fibers. In the event Grantee shall fail to timely remove its equipment and other personal property, Grantor may, at its option, either (A) deem such property abandoned by Grantee whereupon title to the same shall pass to Grantor, or (b) cause such property to be removed at Grantee's cost and expense, which amounts shall be due and payable by Grantee to Grantor upon demand.

          For purposes of the foregoing, the "Termination Charge" shall be the total amount of the License Fees that would have been due for the balance of the Term, minus the residual license value of the Grantee Fibers. The residual license value shall be determined by Grantor in its reasonable discretion, and shall represent Grantor's then present estimate of the License Fees that could be generated for the conveyance of a license in and to the Grantee Fibers for the balance of the Term (for example, if Grantee defaulted in the payment of the License Fee on the fifteenth anniversary of the Term, the Termination Charge would be the cumulative License Fees that would have been paid during the remaining five (5) years of the Term, minus the amount (determined by Grantor in its reasonable discretion) that Grantor could obtain for the conveyance of a license to use such Grantee Fibers for the remaining five (5) years of the
Term). Grantor shall provide Grantee with an invoice setting forth the Termination Charge after termination of the license pursuant to this Section, and Grantee shall pay such Termination Charge within thirty (30) days after receipt of such invoice.


         (c) Any suspension of Grantee's use of the Grantee Fibers or any termination of this Agreement or the Term or any removal of Grantee's equipment and other personal property pursuant to the foregoing subsections shall not constitute a release or discharge of Grantee from its obligations hereunder and Grantor shall not be liable to Grantee or any other person for direct or consequential damages, or otherwise, in connection with the proper exercise of such rights and remedies. Grantee waives any claim against Grantor, its agents, employees or contractors for any injury or inconvenience to or interference with Grantee's business, any loss of use or any other loss occasioned by the proper exercise of Grantor's rights and remedies specified herein.

20.02 If (i) Grantor makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; (ii) an involuntary petition in bankruptcy, other insolvency protection against Grantor as filed and not dismissed within 120 days; (iii) Grantor fails to observe and perform the terms and provisions of this Agreement and such failure continues for a period of thirty (30) days after written notice from Grantee (or if such failure is not susceptible of a cure within such thirty (30) day period, cure has not been commenced and diligently pursued thereafter to completion), then Grantee may, subject to Section 20.03 below, (A) terminate this Exhibit and the Term, in whole or in part, in which event Grantee shall have no further duties or obligations hereunder, and (B) subject to the limitations imposed upon Grantee under the Article 14 of the Agreement, pursue any legal remedies it may have under applicable law or principles of equity relating to such default, including an action for damages, specific performance and/or injunctive relief.


20.03 If, other than as caused by a Force Majeure Event, Grantor has not delivered a Completion Notice (in good faith) respecting a Segment within one hundred twenty (120) days after the Scheduled Completion Date with respect thereto, then, from and after such date and until the installation is completed, Grantee shall receive a credit of one half percent (0.5%) off of the License Fee for such Segment (as liquidated damages and not as a penalty) for each month or partial month (prorated based on a thirty-day month) of delay thereafter; provided, however, that in no event shall the amount of the credit provided to Grantee hereunder be greater than three percent (3%). In the event Grantor fails to deliver the Grantee Fibers in a Segment within eight (8) months after the Scheduled Completion Date and otherwise in accordance with this Agreement, then either party shall have the right to terminate this Agreement and Grantor shall, upon such termination, refund to Grantee any down payment paid respecting such Segment, together with interest thereon (from and after the date of the downpayment) at the Prime Rate plus two percent (2%). This Section sets forth the sole and exclusive remedies of Grantee respecting a failure of Grantor to complete installation of the Grantee Fibers within any Segment on or before the Scheduled Completion Date.

20.04 Grantee shall have the right to terminate, without liability, any portion of this Exhibit, including the license to affected fiber, in the event that Colocation Space licensed to Grantee by Grantor and which is necessary to light the Grantee Fiber is terminated by Grantee due to a default by Grantor under the Grantor/Grantee colocation agreement forming Exhibit 3 to this Agreement.

                                   ARTICLE 21
                            [INTENTIONALLY DELETED]

                                   ARTICLE 22.
                         REPRESENTATIONS AND WARRANTIES

22.01    [Intentionally Deleted]

22.02 Grantor represents and warrants that the Segments of the Grantor System that it will construct pursuant hereto will be designed, engineered, installed, and constructed substantially in accordance with the terms and provisions of this Agreement, any and all applicable building, construction and safety codes, as well as any and all other applicable governmental laws, codes, ordinances, statutes and regulations; provided Grantee's sole rights and remedies with respect to any breach of such representation shall be (i) to inspect the construction, installation and splicing of the Grantee Fibers incorporated in each Segment and to participate in the Acceptance Testing, during the course and at the time of the relevant construction, installation and testing periods for each Segment, as provided herein; (ii) if, during the course of such construction, installation and testing any deviation from the specifications set forth in Exhibits "C" or "D" is discovered which is reasonably likely to materially adversely affect the operation or performance of the Grantee Fibers, the construction or installation of the affected portion of the Segment shall be repaired to such specification by Grantor at Grantor's sole cost and expense; and (iii) if, at any time prior to the date that is twelve (12) months after the Acceptance Date, Grantee shall notify Grantor in writing of its discovery of a deviation from the specifications set forth in Exhibits "C" or "D" which is reasonably likely to materially adversely affect the operation or performance of the Grantee Fibers, with respect to any Segment (which notice shall be given within thirty (30) days of such discovery) the construction or installation of the affected portion of such Segment shall be repaired to such specification by Grantor at Grantor's sole cost and expense.

22.03 Grantee acknowledges and agrees that Grantee's sole rights and remedies with respect to any defect in or failure of the Grantee Fibers to perform in accordance with the applicable vendor's or manufacturer's specifications with respect to the Grantee Fibers shall be limited to the particular vendor's or manufacturer's warranty and such warranties with respect to the Grantee Fibers shall be assigned to Grantee upon its request. In the event any maintenance or repairs to the Grantor System are required as a result of a breach of any warranty made by any manufacturers, contractors or vendors, unless Grantee shall elect to pursue such remedies itself, Grantor shall pursue all remedies against such manufacturers, contractors or vendors on behalf of Grantee, and Grantor shall reimburse Grantee's costs for any maintenance Grantee has incurred as a result of any such breach of warranty to the extent the manufacturer, contractor or vendor pays such costs. Grantor will provide Grantee with copies of applicable vendor warranties within 60 days of execution of this Agreement.

22.04    Grantor and Grantee acknowledge and agree as follows:

(a) The Grantee Fibers constitute, and the license to be granted to Grantee will allow Grantee the right to use only, personal property.

(b) This Agreement constitutes an executory contract under Section 365 of Title 11 of the United States Code, as amended (the "Bankruptcy Code").

(c) In the event a petition is filed by or against Grantee for relief under the Bankruptcy Code, Grantee may only either accept or reject this Agreement under Section 365 of the Bankruptcy Code. Grantor and Grantee further acknowledge and agree that if such petition is filed by or against Grantee and Grantee (including Grantee's successor in bankruptcy, whether a trustee or Grantee debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Agreement pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Agreement on terms acceptable to Grantee, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all other terms and conditions of the offer and proposed assignment, and (c) the adequate assurances to be furnished by the proposed assignee of its future performance under this Agreement, shall be given to Grantor by Grantee no later than 20 days after Grantee has made or received such offer, but in no event later than 10 days prior to the date on which Grantee applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Grantor shall have the prior right and option, to be exercised by notice to Grantee given at any time prior to the date on which the court order authorizing such assignment becomes final and nonappealable, to receive an assignment of this Agreement upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee. If this Agreement is assigned pursuant to the provisions of the Bankruptcy Code, Grantor may require from the assignee a deposit or other security for the performance of its obligations under this Agreement. Any person or entity to which this Agreement is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of Grantee's obligations arising under this Agreement on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Grantor an instrument confirming such assumption. No provision of this Agreement shall be deemed a waiver of Grantor's rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Agreement, to require timely performance of Grantee's obligations under this Agreement, or to regain possession of the Grantee Fibers if this Agreement has neither been assumed nor rejected within 60 days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed.

22.05 EXCEPT AS SET FORTH IN THE FOREGOING SECTION 22.01 AND 22.02, GRANTOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE GRANTEE FIBERS OR THE GRANTOR SYSTEM, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                   Exhibit "A"
               Segment Descriptions and Scheduled Completion Dates


                            1. Segment Descriptions
                         ------------------------------

[REDACTED INSIDE TABLE]


2.       Lateral Segment Descriptions
-------------------------------------

[REDACTED INSIDE TABLE]
--------------------------------------------------------------------------------
    Teligent IRU Exhibit A
--------------------------------------------------------------------------------
    2.0 Lateral Segment Description
--------------------------------------------------------------------------------


3.       Segment End Points for Lateral Segments

         a. For Targeted Lateral Segments which are connecting the backbone network to local exchange carrier central offices ("LEC CO's"), the Segment End Point for the Grantee Fiber will be at Grantor's OSX within the LEC CO. Grantor shall be responsible for bringing its fiber to such Segment End Point, and for securing any and all agreements, consents, permissions or authorizations from the LEC.

         b. For Targeted Lateral Segments which are connecting the backbone network to locations other than LEC CO's, the Segment End Point for the Grantee Fiber will be at Grantor's OSX panel in or contiguous to Grantor's point of presence within the building. Grantee shall be responsible for bringing its fiber to such Segment End Point, and for securing any and all agreements, consents, permissions or authorizations from the building owner or manager necessary to install such connecting fiber.

         c. For Non-Targeted Lateral Segments to which laterals are to be constructed as agreed to between the parties, the Segment End Point will be as negotiated and priced between the parties.

         d.       [Intentionally Deleted]

         e.       [Intentionally deleted]

         f. Any work required to connect the Grantee Fibers to other fibers owned or procured by Grantee (including, but not limited to, coring into Grantor's manholes, handholes or points of presence) shall be performed by Grantor pursuant to Section 10.03 of the Agreement.

                                   Exhibit "B"
                                      Fees


A.   License Fee for Segments.
-----------------------------

The total License Fee for the Grantee Fibers meeting the Minimum Purchase Commitment (excluding the Lateral Segments) is [REDACTED]. Grantee shall pay Grantor a "down payment" of [REDACTED].

         The balance of the License Fee for all of the Segments (other than the Lateral Segments) comprising the Minimum Purchase Commitment (including those Segments listed in Exhibit "A" and the balance of the committed Segments necessary to satisfy the Minimum Purchase Commitment) shall be paid [REDACTED] commencing on the Acceptance Date for each Segment. [REDACTED].

B.       Lateral Segment Fees.
-----------------------------

The Lateral Segments Identified in Exhibit "A" shall be paid for by Grantee as set forth below:

 A "down payment" (designated as such in Exhibit "A" on a Lateral Segment by Lateral Segment basis) of [REDACTED]%) of the total of the estimated Lateral Segment Fee's ($ [REDACTED]), for a down payment of $ [REDACTED], shall be paid by Grantee within thirty (30) days of execution of the Agreement and Grantor will invoice Grantee accordingly. Within thirty (30) days of the Acceptance Date for each Lateral Segment, Grantee will pay Grantor for such Lateral Segments in accordance with the percentages set forth below, minus the down payment previously paid by Grantee for the subject Lateral Segment.

         For Targeted Lateral Segments

         Payment: For the Targeted Lateral Segments listed on Exhibit "A" or classified as Targeted Lateral Segments under Article 8, Grantee will reimburse Grantor [REDACTED] the Cost incurred by Grantor in connection with the construction and installation of such Targeted Lateral Segment, plus a management fee of 25%.

         For Non-Targeted Lateral Segments

         Payment: For the Non-Targeted Lateral Segments listed on Exhibit "A" or classified as Non-Targeted Lateral Segments under Article 8, Grantee will reimburse Grantor [REDACTED] the Cost incurred by Grantor in connection with the construction and installation of such Non-Targeted Lateral Segment, plus a management fee of 25%.

Any additional Lateral Segments requested by Grantee will be priced by Level 3 as set forth above, and subject to payment by Grantee in the same manner as set forth above.

Credit: If Grantor sells Dark Fiber to a second and third customer on a Non-Targeted Lateral Segment, Grantor shall credit a portion of the fees paid by each such customer as set forth below:

2nd Customer -[REDACTED]% of the total Cost shall be credited
3rd Customer - An additional [REDACTED]% of the total Cost shall be credited

         Credits shall be issued only to the extent that the customer's payment to Grantor is sufficient to make such credit to Grantee, and Grantor shall issue such credit to Grantee within thirty (30) days of Grantor's receipt of payment from a customer. Grantee shall have the right to use such credit to off-set the Cost of constructing and installing any future Lateral Segments ordered by Grantee and accepted by Grantor. The total credit shall in no event be greater than 40% of the initially paid Costs for such Non-Targeted Lateral Segment, and no credits shall be made with respect to Targeted Lateral Segments.


3.       General

Discount Schedule
-----------------
The following discount schedule, based on a dollar volume purchase, will be applicable toward future purchases of metro dark fiber on Grantor's metro fiber networks. Future purchases will be purchased under Grantor's standard payment terms and conditions, including [REDACTED]down upon contract execution with the balance due upon delivery of the dark fiber segments. Grantor's standard O&M charges will also be applicable. The following discounts shall be taken from the initial base rate of [REDACTED]per fiber mile (the "Initial Fiber Mile Price") as calculated using the original Minimum Purchase Commitment of [REDACTED].

 [REDACTED]

 [REDACTED]

Additional Payment Option
-------------------------
As an incentive for Grantor to satisfy its Minimum Purchase Commitment on an up-front payment basis, Grantor will discount its current total Minimum Purchase Commitment of [REDACTED] on the condition that Grantor pay [REDACTED] down upon contract execution with the balance due upon delivery of the Segments. In the event this option is elected, Grantor shall provide Grantee of a breakdown, on a Segment by Segment basis, of the "balance" payment due upon completion of each Segment. This incentive will lower the effective per fiber mile rate for Teligent from [REDACTED]. Grantee will exercise this option, or it shall become void, by notice to Grantor provided on or before May 12, 2000.

Slack Fiber
-----------
In the event any Lateral Segment (other than those listed in Exhibit "A") requires the delivery of slack fiber, Grantee shall be responsible for 100% of the Costs associated with supplying slack fiber for Grantee's use in any manhole. Grantee shall reimburse Grantor for such Costs within thirty (30) days after delivery of an invoice for such Costs.

                                   Exhibit "C"
          Metropolitan (Local Loop) Network Construction Specifications

The intent of this Exhibit is to delineate the general specifications and standards for construction of the Grantor System within metropolitan networks. In the event any federal, state, local or private agency having jurisdiction shall impose higher standards, Grantor will comply and conform to such higher standards. Grantor may deviate from the specifications and standards described below in those instances where either (i) strict compliance is impractical due to physical (including environmental) conditions, right-of-way issues or code restrictions, or (ii) Grantor has acquired a portion of the Grantor System from a third party.

                                1. Minimum Depths

         Minimum cover required in the placement of conduit shall be 42 inches, except in the following instances:

                The minimum cover in borrow ditches adjacent to roads, highways, railroads and interstates shall be 48 inches below the clean-out line or existing grade, whichever is greater.

                The minimum cover across streams, river washes and other waterways shall be 48 inches below the clean-out line or existing grade, whichever is greater.

                Where conduit crosses railroads, the conduit shall be placed at a minimum depth of 60 inches below the base of rail or below the paralleling drainage ditch, whichever is greater.

                At locations where conduit crosses other subsurface utilities or other structures, the conduit shall be installed to provide a minimum of 12 inches of vertical clearance under the foreign object while maintaining a minimum cover of 42 inches.

                In rock, the conduit shall be placed either: (a) 8 inches deep in rock with 36 inches minimum cover; (b) 8 inch deep in rock with a concrete cap and 30 inches minimum cover; (c) 8 inches deep in rock with a 1/4 inch steel plate cover and 24 inches minimum cover or (d) in steel pipe placed on top of the rock with 18 inches minimum cover, whichever requires the least rock excavation. HDPE conduit will be back-filled with 2 inches of select materials (bedding) and 4 inches of select cover in rock areas.

                In the case of the use/conversion of conduit systems purchased or leased from third parties or salvaged conduit systems, the existing depths shall be considered adequate.

                             2. Cable Marking Tape

        Cable marking tape shall be installed above all direct buried conduit, generally at a minimum of 12 inches below the top of rough grade. Conduit installed by means other than direct burial as well as salvaged conduit systems or conduit systems purchased from third parties will not have cable marking tape installed.

                             3. Conduit Construction

        Conduits may be placed by means of trenching, plowing, jack and bore, or directional bore. Conduit will generally be placed on a level grade parallel to the surface, with only gradual changes in grade elevation.

        Steel conduit will be joined with threaded collars, welding or other industry accepted methods. Railroad crossings will be encased in HDPE or steel conduit.

        All underground crossings of navigable waterways will be placed in either HDPE or steel conduit at a minimum depth of 20 feet below the bottom of the waterway.

        All conduits placed on DOT bridges will be bulletproof fiberglass or galvanized steel.

        All conduits placed on bridges shall have expansion joint placed at each structural (bridge) expansion joint or at least every 100 feet, whichever is the shorter distance.

                              4. Cable Installation

         The maximum pulling force to be applied to the fiber optic cable shall be 600 pounds.

         A pulling swivel breakaway rated at 600 pounds shall be used at all times when pulling fiber optic cable.

         Bends of small radii (less then 20 times the outside diameter of the cable) and twists that may damage the cable shall be avoided during cable placement.

         The cable shall be lubricated and placed in accordance with the cable manufacturer specifications.

         All splices will be contained in a cable vault or hand hole.

         A minimum of 60 feet of slack cable will be left in all intermediate cable vaults or hand holes.

         A minimum of 50 feet of slack cable from each cable end (100 feet total) will be left in all splice locations.

                         5. Cable Vaults and Hand Holes

         Cable vaults will be placed as required by local conditions and at approximately every 3000 feet in rural areas and 500 feet in urban areas

         Cable vaults and hand holes placed in traveled surface streets shall be a minimum HS-20 loading rated.

         Cable vaults and hand holes not installed in traveled surface streets shall be a minimum HS-10 loading rated.

                             6. Proofing of Conduits

         Upon completion of conduit installed, conduit shall be proofed to verify continuity and integrity of the conduit system.

         Proofing shall be accomplished by pulling or blowing a mandrel. The outside diameter of the mandrel or pig shall be a minimum of 80 percent of the inside diameter of the conduit.

                                  7. Compliance

         All work will be done in accordance with federal, state, local and applicable private rules and laws regarding safety and environmental issues, including those set forth by OSHA and the EPA. In addition, all work and the resulting fiber system will comply with the current requirements of all governing entities(FCC, NEC, DEC, and other national, state, and local codes).

                              8. As Built Drawings

         As-built drawings for conduit will contain a minimum of the following:

                Information showing the location of running line, relative to permanent landmarks.

                Cable vault and hand hole locations.

                Conduit information (type, length, etc.)

                Notation of all deviations from specifications (depth, etc.).

                ROW detail (type, centerline distances, boundaries, waterways, road crossings, known utilities and obstacles).

                Fiber optic cable data (type, manufacturer, reel IDs, sequentials, slack coils, splice points, etc.).

                Drawings will be updated with actual field data during and after construction.

                Metro area scale shall not exceed 1 inch = 200 feet.

                Rural area scale shall not exceed 1 inch = 500 feet.

                All deviations from specification (depth, etc.).

                As-built drawings will be provided within 90 days after the Acceptance Date in electronic format.

         As-built drawings for fiber will contain a minimum of the following:

                Maps depicting which streets the Grantee fiber route travels.

                Grantee logical loop configurations and fiber assignments per loop.

                Fiber assignments to all buildings Grantor provides connectivity for Grantee.

                As-built drawings will be provided within 90 days after the Acceptance Date in electronic format.

                                  Exhibit "D"
Metropolitan (Local Loop) Network Fiber, Conduit and Cable Vault Specifications

The intent of this Exhibit is to delineate the manufacturer specifications for the Grantee Fibers and the conduit and cable vault systems housing the Cable within their metropolitan networks. Grantor may also deviate from the specifications and standards described below in those instances where either (i) strict compliance is impractical due to physical (including environmental) conditions, right-of-way issues or code restrictions, or (ii) Grantor has acquired a portion of the Grantor System from a third party.

                                    1. Fiber

         In the metropolitan segments, single mode fiber will be used. In any case where the routes for Grantor's intercity and metropolitan networks converge, Grantor shall have the right to elect to install either non-zero dispersion-shifted optical fiber or single mode fiber. Grantor may substitute alternative fibers if and only if such alternative fibers have performance specifications which are at least equal to the specifications set forth below:

         Single Mode Fiber
                Attenuation at 1310 nm = 0.40 dB/km max
                Attenuation at 1550 nm = 0.30 dB/km max
                Zero Dispersion wavelength = 1312nm typical
                Wavelength cutoff<1260nm typical
                Dispersion slope=<.0902ps typical
                Polarization Mode dispersion = 0.20 ps max per fiber, 0.10 ps link value
                Mode Field Diameter = 9.2+- 0.4 um at 1310 nm & 10.4 +-0.8 at
                1550 nm
                Cladding Diameter = 125.0 +- 1.0 um
                Core/Clad Concentricity <=0.5 um


         The fiber optic cable shall generally be single-armored (except where Grantor determines otherwise at their sole discretion)

                                   2. Conduit

         Grantor uses a variety of conduit types within its metropolitan networks including the following:

                Conduit supplied on reels shall be 1-1/4 inch minimum High Density Polyethylene (HDPE), UV stabilized, SDR 11 or SDR 9. Conduit shall be connected by coupler. Conduits shall be unlubricated with no rope or tape.

                Conduit supplied in sections shall be 1-1/4 inch minimum Poly Vinyl Chloride (PVC) schedule 40 conduit. Ends shall be bell and spigot/beveled. PVC shall be connected using a PVC solvent in accordance with PVC conduit manufacturer's recommendations. Conduits shall be unlubricated with no rope or tape.

                4 inch diameter conduit shall be Poly Vinyl Chloride (PVC)
         schedule 40.

         Ends shall be bell and spigot/beveled. PVC shall be connected using a PVC solvent in accordance with PVC conduit manufacturer's recommendations.

                8 inch and 10 inch conduit shall be HDPE smooth wall polyethylene with a SDR 11 nominal diameter. Fiberglass conduit shall be filament non-metallic, filament wound epoxy, suitable for direct burial, concrete encasement and suspension from bridge members without regard to outdoor ambient. The product shall contain carbon black to provide ultraviolet protection.

                Steel conduit shall be galvanized rigid conduit (GRC). Steel casings shall be a minimum 35,000 PSI.

                         3. Cable Vaults and Pull Boxes

                Cable vaults shall conform to the requirements of ASTM C478 and ASTM C858. Cable vault and all components placed in traveled surface streets shall be designed to withstand HS20 loading per AASHTO loading in accordance with ASTM C857. Cable vaults not placed in traveled surface streets shall be designed to withstand HS10 loading.

                Cable vaults of varying sizes will be used.

                Each cable splice vault shall be grounded using industry accepted methods.

                Cable vaults shall contain racking to support cable runs.

                Design of pull boxes shall follow the same manner as cable vaults.

                                                          CONFIDENTIAL TREATMENT
                                                                         1/17/00
                                      CONFIDENTIAL - IRU for Dark Fibers (Metro)



                                   Exhibit "E"
 Metropolitan (Local Loop) Network Fiber Acceptance Testing Procedures and
                                   Standards

The intent of this Exhibit is to identify the fiber acceptances testing procedures and standards used within the Grantor's metropolitan networks. Deviations from these specifications may occur if Grantor acquires a portion of the Grantor System from a third party pursuant to the Agreement.

1. All splices shall be fusion spliced. Mechanical splices are only allowed during temporary restoration and will be replaced with fusion splices.
2. Fibers shall be terminated with Ultra SC-PC connectors (typical return loss of 0.50 dB).
3. After end-to-end connectivity on the fibers has been completed, bi-directional OTDR span and power meter testing will be completed. Grantor shall perform tests after the fiber cable is installed and the splicing enclosures have been completed and are in their final resting configuration with the cable vault or hand hole covers closed. This ensures that no micro or macro bending problems with the cable or fiber strands will contribute to the loss/attenuation measurements.
4. Power meter tests shall be completed to verify and insure that no fibers have been crossed at any of the splice points within the network. Grantor shall test and record power level readings on all fiber strands in both directions of transmission (bi-directionally) using the 1310 & 1550 nm wavelengths.
5.    All OTDR and power meter tests shall be completed as follows:
        a. All OTDR traces shall be taken from both ends of a section (between adjacent Locations) and recorded using the 1310 & 1550 nm wavelength. Loss/attenuation measurements for each splice point from both directions shall be taken and recorded.
        b. The end-to-end loss value as measured with an industry-accepted laser source and power meter should have an attenuation rating of less than or equal to the following:
                (1) At 1310 nm: (0.40 dB/km x km of cable) + (number of connectors x 0.50) + (0.10 x number of splices).
                (2) At 1550 nm: (0.30 dB/km x km of cable) + (number of connectors x 0.50) + (0.10 x number of splices).
        c. Grantor's loss/attenuation objective for each fiber optic splice is 0.10 dB when measured in one direction with an OTDR test set (excluding connector loss, which is typically 0.50 dB per mated connector pair). If after three attempts this parameter is not met, the splice will be marked as Out-Of-Spec (OOS) and the splice will remain provided the average loss/attenuation value of all splices on an individual fiber basis shall not exceed 0.10 dB for the entire ring or subsystem.
        d. For bi-directional OTDR testing, the distance from Location "A" and Location "Z" shall be recorded for each splice point. The loss/attenuation at each splice point shall be recorded at both wavelengths (1310 nm & 1550 nm) in each direction. Grantor shall then average the two readings to obtain the final average splice loss/attenuation for each splice point of each fiber strand within the fiber optic cable.
        e. Each fiber strand color must be recorded along with its buffer tube color or the ribbon color. The laser source transmit power level using the 1310 & 1550 nm wavelengths will always be recorded together with the receive power level reading at the receiving end of the test.
6. OTDR traces will be taken and splice loss measurements recorded. Grantor will store OTDR traces on electronic media. Loss measurements will be recorded using an industry-accepted laser source and a power meter. Copies of all data sheets and tables and one set of diskettes with all traces will be provided to Grantee.
7. Following emergency restoral, Grantor personnel shall perform span test documenting end-to-end attenuation measurement of each fiber and will be completed in both directions at 1310 & 1550 nm wavelengths. Upon permanent repair, new splice loss readings should be no greater than the original splice loss specifications.

                                                          CONFIDENTIAL TREATMENT


                                   Exhibit "F"
                     Maintenance Requirements and Procedures

Maintenance

Scheduled Maintenance. Routine maintenance and repair of the Grantee Fibers described in this section ("Scheduled Maintenance") shall be performed by or under the direction of Grantor, at Grantor's reasonable discretion. Scheduled Maintenance shall commence with respect to each Segment upon the Effective Date. Scheduled Maintenance shall only include the following activities:

     patrol of Grantor System route on a regularly scheduled basis, which will not be less than monthly, unless hi-rail access is necessary, in which case, it will be quarterly;

     maintenance of a "Call-Before-You-Dig" program and all required and related cable locates;

     maintenance of sign posts along the Grantor System right-of-way with the number of the local "Call-Before-You-Dig" organization and the "800" number for Grantor's "Call-Before-You-Dig" program; and

     assignment of fiber maintenance technicians to locations along the route of the Grantor System.

Unscheduled Maintenance. Non-routine maintenance and repair of the Grantee Fibers which is not included as Scheduled Maintenance ("Unscheduled Maintenance") shall be performed by or under the direction of Grantor. Unscheduled Maintenance shall commence with respect to each Segment upon the Effective Date. Unscheduled Maintenance shall consist of:

     "Emergency Unscheduled Maintenance" in response to an alarm identification by Grantor's Operations Center, notification by Grantee or notification by any third party of any failure, interruption or impairment in the operation of fibers within the Grantor System, or any event imminently likely to cause the failure, interruption or impairment in the operation of fibers within the Grantor System.

     "Non-Emergency Unscheduled Maintenance" in response to any potential service-affecting situation to prevent any failure, interruption or impairment in the operation of fibers within the Grantor System not covered by Scheduled Maintenance. Grantee shall immediately report the need for Unscheduled Maintenance to Grantor in accordance with reasonable procedures promulgated by Grantor from time to time. Grantor will log the time of Grantee's report, verify the problem and dispatch personnel immediately to take corrective action.

Operations Center

Grantor shall operate and maintain an Operations Center ("OC") staffed twenty-four (24) hours a day, seven (7) days a week by trained and qualified personnel. Grantor's maintenance personnel shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week. Grantor shall have its first maintenance personnel at the site requiring Emergency Unscheduled Maintenance activity within four (4) hours after the time Grantor becomes aware of an event requiring Emergency Unscheduled Maintenance, unless delayed by Force Majeure Events. Grantor shall maintain a toll-free telephone number to contact personnel at the OC. Grantor's OC personnel shall dispatch maintenance and repair personnel along the system to handle and repair problems detected in the Grantor System: (i) through the Grantee's remote surveillance equipment and/or upon notification by Grantee to Grantor, or (ii) upon notification by a third party.

Grantor will not be responsible for monitoring the performance or operation of the Grantee Fibers; in the event that Grantee detects a failure in the operation of the Grantee Fibers which may indicate the need for Unscheduled Maintenance, Grantee shall report same to Grantor's OC.

Cooperation and Coordination

     In performing its services hereunder, Grantor shall take workmanlike care to prevent impairment to the signal continuity and performance of the Grantee Fibers. The precautions to be taken by Grantor shall include notifications to Grantee. In addition, Grantor shall reasonably cooperate with Grantee in sharing information and analyzing the disturbances regarding the cable and/or fibers. In the event that any Scheduled or Unscheduled Maintenance hereunder requires a traffic roll or reconfiguration involving cable, fiber, electronic equipment, or regeneration or other facilities of the Grantee, then Grantee shall, at Grantor's reasonable request, make such personnel of Grantee available as may be necessary in order to accomplish such maintenance, which personnel shall coordinate and cooperate with Grantor in performing such maintenance as required of Grantor hereunder.

     Grantor shall notify Grantee at least ten (10) business days prior to the date in connection with any Planned Service Work Period ("PSWP") of any Scheduled Maintenance and as soon as possible after becoming aware of the need for Unscheduled Maintenance. Grantee shall have the right to be present during the performance of any Scheduled Maintenance or Unscheduled Maintenance so long as this requirement does not interfere with Grantor's ability to perform its obligations under the Agreement. In the event that Scheduled Maintenance is canceled or delayed for whatever reason as previously notified, Grantor shall notify Grantee at Grantor's earliest opportunity, and will comply with the provisions of the previous sentence to reschedule any delayed activity.

Facilities

     Grantor shall maintain the Grantor System in a manner which will permit Grantee's use, in accordance with the terms and conditions of the Agreement.

     Grantee will be solely responsible for providing and paying for any and all maintenance of all electronic, optronic and other equipment, materials and facilities used by Grantee in connection with the operation of the Grantee Fibers, none of which is included in the maintenance services to be provided hereunder.

Cable/Fibers

     Grantor shall perform appropriate Scheduled Maintenance on the cables contained in the Grantor System in accordance with Grantor's then current preventive maintenance procedures which shall not substantially deviate from standard industry practice.

     Grantor shall have qualified representatives on site any time Grantor has reasonable advance knowledge that another person or entity is engaging in construction activities or otherwise digging within five (5) feet of any cable.

     Grantor shall maintain sufficient capability to teleconference with Grantee during an Emergency Unscheduled Maintenance in order to provide regular communications during the repair process. When correcting or repairing cable discontinuity or damage, including but not limited to in the event of Emergency Unscheduled Maintenance, Grantor shall use reasonable efforts to repair traffic-affecting discontinuity within four (4) hours after Grantor's representatives arrival at the problem site. In order to accomplish such objective, it is acknowledged that the repairs so effected may be temporary in nature. In such event, within twenty-four (24) hours after completion of any such Emergency Unscheduled Maintenance, Grantor shall commence its planning for permanent repair, and thereafter promptly shall notify Grantee of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually agreed-upon schedule. If the fiber is required for immediate service, the repair shall be scheduled for the next available PSWP.

     In performing repairs, Grantor shall comply with the splicing specifications as set forth in Exhibit "E". Grantor shall provide to Grantee any modifications to these specifications as may be necessary or appropriate in any particular instance.

     Grantor's representatives that are responsible for initial restoration of a cut cable shall carry on their vehicles the typically appropriate equipment that would enable a temporary splice, with the objective of restoring operating capability in as little time as possible. Grantor shall maintain and supply an inventory of spare cable in storage facilities supplied and maintained by Grantor at strategic locations to facilitate timely restoration.

Planned Service Work Period

Scheduled Maintenance which is reasonably expected to produce any signal discontinuity must be coordinated between the parties. Generally, this work should be scheduled after midnight and before 6:00 a.m. local time. Major system work, such as fiber rolls and hot cuts, will be scheduled for PSWP weekends. A calendar showing approved PSWP will be agreed upon in the last quarter of every year for the year to come. The intent is to avoid jeopardy work on the first and last weekends of the month and high-traffic holidays.

Restoration

     Grantor shall respond to any event giving rise to the need for Unscheduled Maintenance (in any event, an "Outage") as quickly as possible (allowing for delays caused by Force Majeure Events) in accordance with the procedures set forth herein.

     When restoring a cut cable in the Grantor System, the parties agree to work together to restore all traffic as quickly as possible. Grantor, promptly upon arriving on the site of the cut, shall determine the course of action to be taken to restore the cable and shall begin restoration efforts. Grantor shall splice fibers tube by tube or ribbon by ribbon or fiber bundle by fiber bundle, rotating between tubes or ribbons operated by the parties having an interest in the cable, including Grantee, Grantor and all future fiber users of the system (collectively, the "Interest Holders"), in accordance with the following described priority and rotation mechanics; provided that, operating fibers (i.e., fibers which have been jumpered to Grantee's, Grantor's or another party's space or equipment) in all buffer tubes or ribbons or fiber bundles shall have priority over any non-operating fibers in order to allow transmission systems to come back on line; and provided further that, Grantor will continue such restoration efforts until all lit fibers in all buffer tubes or ribbons are spliced and all traffic restored. In general, and except to the extent prohibited by applicable laws, priority among Interest Holders affected by a cut shall be determined on a rotating restoration-by-restoration and Segment-by-Segment basis, to provide fair and equitable restoration priority to all Interest Holders. Grantor will provide upon Segment completion a System-wide rotation mechanism on a Segment-by-Segment basis so that the initial rotation order of the Interest Holders in each Segment is varied (from earlier to later in the order), such that as restorations occur, each Interest Holder has approximately equivalent rotation order positions across the Grantor System. Additional participants in the Grantor System that become Interest Holders after the date hereof shall be added to the restoration rotation mechanism.

     The goal of emergency restoration splicing shall be to restore service as quickly as possible. This may require the use of some type of mechanical splice, such as the "3M FiberLock", to complete the temporary restoration. Permanent restorations will take place as soon as possible after the temporary splice is complete.

Subcontracting

Grantor may subcontract any of the maintenance services hereunder; provided that Grantor shall require the subcontractor(s) to perform in accordance with the requirements and procedures set forth herein. The use of any such subcontractor shall not relieve Grantor of any of its obligations hereunder.

                                    EXHIBIT G
                      PLANNED ADDITIONAL METRO FIBER BUILDS


[REDACTED inside table]

---------  -----------    -------------------------
CITY       ROUTE MILES    ESTIMATED COMPLETION DATE
---------------------------------------------------


                                    EXHIBIT H


                          11 1/2% Senior Notes due 2007
                     11 1/2% Senior Discount Notes due 2008

                                    EXHIBIT 2
                    ADDITIONAL TERMS AND CONDITIONS GOVERING
                                    NATIONAL
                               WAVELENGTHS SERVICE


                                    ARTICLE 1
                                   DEFINITIONS

         1.1 "Acceptance Date" shall mean the date when Teligent delivers (or is deemed to have delivered) notice of acceptance of a Completion Notice with respect to a Route of Capacity in accordance with Article 5.

         1.2      "Acceptance Testing" shall have the meaning set forth in
                  Article 5.

         1.3      [Intentionally Deleted]

         1.4 "Capacity" shall mean a specific or a combination of more than one specific 10GB unprotected virtual channel(s) (or wavelength(s)) on Level 3's dense wave division multiplexing network ("Level 3 Network") between the "A end " and the corresponding "Z end" locations identified listed in Appendix "A" attached hereto, along with the ports associated with those wavelengths. The Capacity shall be limited, both as a minimum and as a maximum, to 10GB. Future orders for Capacity shall be provided hereunder and governed by the terms hereof if, and only if: i) such capacity meets the specifications set forth above; and ii) a written order covering such future capacity orders is executed by the parties; such capacity, when ordered in writing and accepted reasonably by Level 3, shall be included in the definition of "Capacity" hereunder and shall be delivered in accordance with the terms hereof.

         1.5      "Completion Notice" shall have the meaning set forth in
                  Section 5.2.

         1.6 "Distribution Node" shall mean, for each Segment of Capacity along the Route listed in Appendix A, each Level 3 gateway or synergy site along the Route on the Level 3 Network where Capacity could, but not necessarily will, be delivered to Teligent for distribution by Teligent.

         1.7      "Effective Date" shall have the meaning set forth in Section
                  3.1.

         1.8 "End Point" shall mean the Level 3 Distribution Node identified either as the "A end Distribution Node" or the corresponding "Z end Distribution Node" on Appendix "A" (at each End Point, the Capacity will be made available to Teligent by Level 3 and Traffic will be delivered by Teligent to Level 3).

         1.9 "Fee" and "Fees" shall refer to any and all of the fees set forth and described in Appendix A hereto.

         1.10    "Level 3 Network" is defined in Section 1.4.

         1.11     "PO&M Charge" shall mean the charge specified in Section 7.3.

         1.12     [Intentionally Deleted]

         1.13     - 1.15 [Intentionally Deleted]

         1.16     [Intentionally Deleted].

         1.17 "Route" shall mean the physical path along the Level 3 Network used to deliver the Capacity between the End Points, and is defined in section 2.2.

         1.18 "Segment" shall mean a segment of Capacity with the combination of Segments comprising the Route.

         1.19     "Wavelengths Term" shall have the meaning set forth in
                  Article 3.

         1.20     "Traffic" shall have the meaning set forth in Section 2.1.

         1.21 "Ring" shall mean all of the Routes of Capacity comprising a ring of Capacity; Teligent is purchasing seven (7) Rings (each referred to herein as a "Ring"), and each Ring is shown on Appendix "C" hereto.

                                   ARTICLE 2
                            LICENSE TO USE CAPACITY

2.1 Commencing with the Effective Date of the last Route in a Ring of Capacity and continuing through the end of the Wavelengths Term, Level 3 grants to Teligent a license to use the Capacity along each Route comprising that Ring of Capacity under and pursuant to the terms of this Agreement. The Route between the End Points shall be the shortest Level 3 Route between such End Points. Teligent shall have exclusive rights in and to the Capacity delivered hereunder for the Wavelengths Term (as such Wavelengths Term is extended in accordance with Section 3.2), and Level 3 shall not be permitted to sell or otherwise use any portion of the Capacity either itself or for delivery to others. To use the Capacity, Teligent must provide to Level 3, at both End Points on each Route, a SONET-framed, 10GB signal ("Traffic"), which Traffic will thereafter be delivered by Level 3, in like format, to the opposite and corresponding End Point of that Route identified in Appendix "A". Capacity may be terminated only at an End Point and not at any Distribution Node along the Route. Teligent shall be solely responsible for providing all interconnection equipment used both to deliver to or to accept the Capacity from Level 3 in the formats set forth in this Agreement and for any and all protection schemes Teligent chooses to implement respecting the Traffic.

2.2 The Traffic will travel an established Route between the End Points as designated in Appendix "A." Upon the mutual agreement of the parties, Level 3 and Teligent may agree to modify the Route or any Segment of Capacity during the Wavelengths Term; provided, however, that Level 3 shall not have the unilateral right to alter the Route without Teligent's permission.

                                    ARTICLE 3
                                      TERM

3.1 The license with respect to each Route of Capacity within a Ring shall become effective on the first day when both (i) the Acceptance Date with respect to the Capacity along the last Route of Capacity in that Ring has occurred and
(ii) Level 3 has received payment of all of the license Fees for the use of such Capacity which were due and payable prior to the Acceptance Date (the "Effective Date") except for sums deferred under Article 4 of this Exhibit. Subject to the provisions of Article 12, the license with respect to the Capacity within each Route of Capacity in a Ring shall be five (5) years from the Effective Date for that Ring (the "Wavelengths Term"). Each Ring shall have a separate Term commencing on the Effective Date applicable to the particular Ring.

3.2 Upon the scheduled expiration of the Wavelengths Term respecting a Ring, the Wavelengths Term shall continue on a month-to-month basis until or unless previously terminated by either party on one hundred eighty (180) days prior notice by the other. A monthly recurring charge of [REDACTED] per DS-0 Segment V&H mile shall apply during any such month-to-month extension of the term. After expiration or termination of the Wavelength Term, all rights to the use of the Capacity therein shall revert to Level 3 without reimbursement of any of the Fees or other sums, costs, fees or expenses previously made with respect thereto, and from and after such time Teligent shall have no further rights or obligations hereunder with respect thereto unless such rights or obligations are specifically provided herein to survive the Term.

3.3 This Exhibit shall become effective on the date hereof and shall terminate at the conclusion of the Wavelengths Term for all Rings, except that those provisions of this Exhibit which are expressly provided herein to survive such termination shall remain binding on the parties hereto.

                                    ARTICLE 4
                                 BILLS AND FEES

4.1 Teligent agrees to pay, as compensation for the use of the Capacity, the Fees for each Route of Capacity set forth in Appendix "A". For each Route of Capacity, the recurring charges set forth in Appendix "A" shall be based upon the sum of the Distribution Node to Distribution Node longitudinal/latitudinal miles along the Route between the End Points identified in Appendix "A". Except as set forth in Appendix A, no recurring fees for any Ring shall be invoiced by Level 3 as being due prior to January 8, 2001 notwithstanding any use of Capacity by Teligent prior to January, 2001. Such use is addressed in Article
8.6 below.

4.2 In addition to the foregoing amounts, Teligent shall pay directly or reimburse Level 3 for all other reasonable sums, costs, fees and expenses which are expressly provided to be paid by Teligent under this Exhibit.

4.3 Level 3 will send Teligent invoices for all Fees due hereunder in accordance with the invoices provision of the Agreement (Article 21).

4.4 All payments made by Teligent hereunder shall be made without any deduction or withholding for or on account of any tax, duty or other charges of whatever nature imposed by any taxing or government authority (collectively, "Taxes"). If either Teligent or Level 3 are or were required by law to make any deduction or withholding from any payment due hereunder to Level 3, then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by Teligent shall be increased so that, after any such deduction or withholding for Taxes, the net amount received by Level 3 will not be less than Level 3 would have received had no such deduction or withholding been required. If any taxing or government authority asserts that Teligent should have made a deduction or withholding for or on account of any Taxes with respect to all or a portion of the payments made hereunder, or that Level 3 should have collected certain Taxes from Teligent which Level 3 did not collect, Teligent hereby agrees to indemnify Level 3 for such Taxes and hold Level 3 harmless on an after-tax basis from and against any Taxes, interest or penalties levied or asserted in connection therewith. Taxes will be separately stated in Level 3's invoices. In the event Teligent is exempt from paying any taxes, Teligent will provide Level 3 with appropriate documentation of such execution.

                                    ARTICLE 5
                        ACCEPTANCE TESTING AND COMPLETION

5.1 Capacity shall not be available for use by Teligent in any Ring until all of the Routes comprising the Ring are completed and operational. The anticipated completion date of each Ring is identified as the "Earliest Availability" date for the Ring on Appendix "A." Level 3 shall test the Capacity (on a Route by Route basis) in accordance with Level 3's standard procedures and generally accepted industry practices ("Acceptance Testing"). Level 3 shall provide Teligent with prior notice of the date and time of Acceptance Testing and Teligent shall have the right, but not the obligation, at Teligent's cost and expense, to be present to observe the Acceptance Testing. Level 3 and Teligent agree that they shall each use best efforts to, within thirty (30) days of execution of the Agreement, negotiate the standards applicable to the "Acceptance Testing." Each party shall be reasonable in negotiating such standards, but in the event that the parties are unable to agree on applicable standards, this Exhibit may be terminated without either party incurring any liability to the other and any monies paid hereunder shall be returned to the paying party. The parties may mutually agree to extend the time periods set forth in this Section. Upon completion, the Acceptance Testing Standards may be modified upon a signature of a Vice President or above of each company.

5.2 When the results of the Acceptance Testing show that the Capacity so tested is operating substantially in conformity with the applicable specifications therefor, Level 3 shall provide written notice of same to Teligent (a "Completion Notice"), which Completion Notice shall state the results of the Acceptance Testing. Teligent shall, within twenty (20) days of receipt of the Completion Notice, either accept or reject the Completion Notice (Teligent shall be permitted to reject only if Teligent specifies a material failure of the Capacity to operate in accordance with the applicable specifications therefor) by delivery of written notice to Level 3. In the event Teligent rejects the Completion Notice, Level 3 shall promptly, and at no cost to Teligent, commence to remedy the defect or failure specified in Teligent's notice. Thereafter, Level 3 shall again conduct Acceptance Testing and (if successfully completed) provide Teligent a Completion Notice with respect to such Route of Capacity. This procedure shall apply again and successively thereafter by Level 3 until the Capacity meets the specifications. Any failure by Teligent to timely reject a Completion Notice, or any use of the Capacity by Teligent (along the last Route to be complete in any Ring of Capacity) for any purpose other than testing, shall be deemed to constitute acceptance of the Ring for purposes of this Exhibit and Teligent shall be deemed to have delivered a Notice of Acceptance upon such use or on the twenty-first (21st) day after delivery of the Completion Notice. However, implied acceptance shall not relieve Level 3 of its obligation to insure that the Capacity, as an initial matter, meets specifications.

                                    ARTICLE 6
                                 INTERCONNECTION

Teligent shall be solely responsible for all Traffic until it is delivered to Level 3 (in the format set forth in Section 2.1 of this Agreement) and after the Traffic is redelivered to Teligent at the terminating End Point. The demarcation point for the Capacity will be at the OSX panel in each Level 3 End Point. The Teligent will have the following access options for the Capacity:

1. Where Teligent has secured colocation space within the End Point, the Capacity can be delivered via a cross-connect and terminated at the colocation cabinet or a fiber patch panel within the space. Such cross-connect will be at no additional charge.
2. Where Teligent is located within the same building as the End Point, Level 3 will provide fiber extension or riser facilities and terminate the Capacity at an OSX panel within the Teligent POP. Teligent will be responsible for all Costs (as defined in Exhibit 1 of the Agreement) incurred to provide the extension plus 25%
3. Teligent may choose to have the Capacity delivered to its POP in a Level 3 On-Net, fiber-connected building. Level 3 will deliver the Capacity over its metro fiber to an OSX panel in the Teligent POP. Any incremental Cost (as defined in Exhibit 1 of the Agreement) incurred to deliver the Capacity will be reimbursed by Teligent at actual cost plus 25%. An additional non recurring charge will be assessed for the metro fiber pair. This will be calculated at $[REDACTED] per DS 0 route mile for the logical loop.

Teligent shall be permitted to cross connect the Traffic once redelivered to Teligent with and into any local carrier (including Level 3) selected by Teligent. Level 3 makes no representation or warranty respecting the availability or performance of services or networks supplied by third parties beyond the End Points.



                                    ARTICLE 7
                            SERVICE LEVEL AGREEMENTS,
                       POWER, OPERATIONS AND MAINTENANCE

7.1 The ongoing "Service Level Agreement" applicable to the Capacity is attached hereto as Appendix "B". Credits shall be given off of the recurring Fees set forth in Appendix "A".

7.2 Should any condition exist in any Capacity that may impair the integrity of such Capacity, Level 3 shall initiate or cause to be initiated maintenance on such Capacity which may include the deactivation of such Capacity in accordance with Article 20 of the Agreement. Level 3 shall, to the extent reasonably practicable, advise Teligent in writing at least ten (10) days prior to the initiation of a planned maintenance operation which will or is likely to interfere with the operation of the Capacity, and of the timing and scope of such planned maintenance operation. If any maintenance shall require redesign of Teligent's network or transfer of Teligent's customers, Level 3 will use reasonable efforts to minimize disruptions in the Capacity.

7.3 Teligent shall pay to Level 3 commencing with the Acceptance Date of each Ring of Capacity and continuing until the expiration of the Wavelengths Term with respect to such Ring, an annual recurring charge (the "PO & M Charge") equal to ([REDACTED]) of the Total Wavelength Fee (as set forth in Appendix "A") per year for each Ring of Capacity. The PO & M Charge is intended to cover the expenses of supplying power, operations and maintenance services necessary to continue effective availability of the Capacity for the Wavelength Term.

7.4      [Intentionally Deleted]

7.5 The PO & M Charge (subject to Article 4) shall be paid each year by Teligent in twelve (12) equal installments due and payable on the first business day of each month. In the event the Acceptance Date or expiration of the Term of a Route occurs other than on the first day of the month, the PO & M Charge shall be prorated.

                                    ARTICLE 8
                                 USE OF CAPACITY

8.1 Teligent represents and warrants that it will use the Capacity in compliance with all applicable government codes, ordinances, laws, rules and regulations.

8.2 Subject to the provisions of this Agreement, Teligent may use the Capacity for any lawful purpose. Teligent acknowledges and agrees that its rights are limited to the use of the Capacity only, and that Teligent shall keep Level 3's Network free from any liens, rights or claims of any third party attributable to Teligent.

Teligent shall not knowingly use the Capacity in a way which interferes in any way with or otherwise adversely affects the use of the Level 3 Network by any other entity using Level 3's Network or capacity therein. Teligent will remedy any such interference (or commence such remedy and prosecute it diligently to completion) within thirty (30) days written notice of the same provided by Level 3.

8.4 Level 3 will make available Colocation space to Teligent pursuant to Exhibit "3" to the Agreement.

8.5 Teligent agrees that it shall "beta test" the capacity in Ring 4 identified in Appendix "C" hereto (the "Beta Capacity") under the following terms and conditions. For a period of time that commences with the initiation of delivery of the Beta Capacity to Teligent and which ends upon the delivery of notice from Level 3 notifying Teligent of the end of the BETA Period (hereinafter the "BETA Period"), such Capacity will be provided to Teligent and tested by Level 3 pursuant to the terms and conditions of this Section 8.5.

Teligent agrees and acknowledges that during the BETA Period, the Beta
Capacity will be unsuitable for production traffic and may be subject to outages, interruptions, poor quality, low network availability, and extended periods of maintenance and/or other defects. Further, during the BETA Period Level 3 may require and Teligent shall permit Level 3 reasonable access to Teligent's premises and equipment (whether owned, leased or colocated) for the purpose of conducting tests on the Capacity and performing work upon or with respect to the Beta Capacity and the performance thereof. Teligent shall also permit Level 3 (with advanced notice to Teligent) to simulate errors, interruptions or outages in the Beta Capacity (or other events that may give rise to the same) in order that Level 3 may test the Beta Capacity, its performance and the restoration of the Beta Capacity following such errors, interruptions or outages. During the BETA Period, Teligent shall have no rights or remedies against Level 3 whatsoever respecting or in any way relating to this Exhibit and the provisioning by Level 3 to Teligent of the Beta Capacity hereunder, including, but not limited to, any right to receive any credit allowances or any other remedies specified in herein for errors, interruptions or outages in the Beta Capacity. Teligent agrees that any and all defects respecting the Beta Capacity shall be considered "Proprieraty Information" pursuant to the Agreement and will be treated by Teligent as such.


Teligent shall not be billed by Level 3 for any charges related to the Beta Capacity during the BETA Period.

It is intended, though not guaranteed, that the BETA Period will last approximately sixty (60) days. The BETA Period shall end in either of the following two situations: (i) In Level 3's sole discretion, Level 3 may terminate the BETA Period upon written notice to Teligent, without incurring any liability whatsoever to the Teligent, or (ii) Level 3 may, on the conditions set forth below, notify Teligent, in writing, of its intention to end the BETA Period and transition the Teligent from BETA into general availability of the Capacity.

Once the Beta Capacity is performing materially in accordance with the Acceptance Testing criteria and the Service Level Agreements applicable for Capacity hereunder, Level 3 may transition Teligent to general availability, provide Teligent with a Completion Notice in accordance with Article 5 and the Acceptance Date mechanism of Article 1.1 shall apply. After the Acceptance Date, the provisions of this Exhibit (except for those set forth in this Section 8.5) shall control the provisioning of the Beta Capacity.

8.6 In the event that the Acceptance Date for any Ring of Capacity (including the Beta capacity) occurs prior to January 1, 2001, Teligent shall be invoiced (as of the Acceptance Date) for, and shall promptly pay, all non-recurring Fees relating to that Ring, but Level 3 shall accrue all recurring Fees

(including PO&M Fees) for Teligent's use of the the Capacity in that Ring prior to January 1, 2001 and shall invoice Teligent therefore by an invoice not due and payable prior to January 8, 2001.


                                    ARTICLE 9
                             [INTENTIONALLY DELETED]

                                   ARTICLE 10
                             [INTENTIONALLY DELETED]

                                   ARTICLE 11
                             [INTENTIONALLY DELETED]

                                   ARTICLE 12
                    DELAY IN COMPLETION/TERMINATION LIABILITY

12.1 [Intentionally Deleted]

12.2 [Intentionally Deleted]

12.3 Notwithstanding anything contained in this Agreement to the contrary, Teligent's sole and exclusive remedy with respect to poor performance of the Capacity or any failure of the Capacity to meet the service levels set forth in Appendix "B" shall be the right to receive the credits due under Appendix "B" or to terminate this Agreement. If, other than as caused by a Force Majeure Event, Level 3 has not delivered a Completion Notice (in good faith) respecting any Ring of Capacity within ninety (90) days after the applicable "Earliest Available Date" set forth on Appendix "A", then, from and after such date and until the installation is completed, Teligent shall receive (as its sole and exclusive remedy for a failure to deliver a Completion Notice on or before the "Earliest Availability Date") a credit of one percent (1%) off of the monthly recurring Fees for such Ring of Capacity (as liquidated damages and not as a penalty) for each month or partial month (prorated based on a thirty-day month) of delay thereafter; provided, however, that in no event shall the amount of the credit provided to Teligent hereunder be greater than five percent (5%). In the event Level 3 continues to fail to deliver the Ring of Capacity for nine (9) months after the scheduled completion date and otherwise in accordance with this Agreement, then either party shall have the right to terminate the affected Ring.

         Teligent shall have the right to terminate and discontinue affected Capacity prior to the end of the agreed Term without payment of any applicable termination charge if: (i) such Capacity is Unavailable (as defined in Appendix B) on two or more separate occasions of four (4) or more hours each in any thirty (30) day period, and (ii) following written notice thereof from Teligent to Level 3, Level 3 has an Unavailability event of six (6) or more hours at any time within the six (6) month period immediately following said notice; and iii) Level 3 is thereafter given the opportunity to, within thirty (30) days, replace the transmission system for the affected Segment of Capacity and Level 3 thereafter has an Unavailability event of four (4) or more hours at any time within the two (2) month period immediately following the replacement. Teligent may only terminate Service which is affected by Unavailability events as set forth herein, and must exercise its right to terminate any affected Service under this Section, in writing, no later than thirty (30) days after the Unavailability event giving rise to a right of termination hereunder.

12.4 In the event Teligent terminates this Exhibit (other than as a result of a default by Level 3) or in the event that Level 3 terminates this Exhibit as a result of a default by Teligent, then Teligent shall pay to Level 3 a termination charge (as liquidated damages and not as a penalty):


a) One Hundred percent (100%) of all recurring charges that would have been paid by Teligent in months 1-12 of this Exhibit; plus

b) Seventy-five percent (75%) of all recurring charges that would have been paid by Teligent in months 13-24 of this Exhibit; plus

c) Fifty percent (50%) of all recurring charges that would have been paid by Teligent in months 25-48 of this Exhibit; plus

d) Twenty-five percent (25%) of all recurring charges that would have been paid by Teligent in months 49 through the end of the term.


                                   ARTICLE 13
                             [INTENTIONALLY DELETED]

                                   ARTICLE 14
                         REPRESENTATIONS AND WARRANTIES

14.1 EXCEPT AS SET FORTH IN ARTICLE 7, LEVEL 3 MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE CAPACITY, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                   ARTICLE 15

15.1 Upon request of either party, the parties shall discuss in good faith (but shall not have an obligation to agree) upon a migration plan in which Teligent would move from capacity to Level 3 dark fiber and receive credits for sums paid under this Exhibit.

                                   ARTICLE 16

16.1 Teligent may terminate without liability any Wavelength Service Route of Capacity used directly in connection with any Collocation Space if such Collocation Space is no longer provided by Level 3 either as permitted under this Agreement or as a result of a default by Level 3.

                                  Appendix "A"


Teligent purchases the following Capacity at the rates set forth below:


[REDACTED INSIDE TABLE]
--------------------------------------------------------------------------------
Ring 1    Segment V&H          TOTAL            Earliest           Old Schedule
                               Fee             WAVELENGTH         Available Date
--------------------------------------------------------------------------------


 For use of the Capacity:

Teligent shall pay Level 3 $ [REDACTED] of the Agreement. Thereafter, Teligent shall pay Level 3 a "down payment" of [REDACTED]% of the Total Wavelength Fees (as set forth and calculated in the chart above based on a $ [REDACTED]charge per DS-0 Segment V&H mile) within thirty (30) days of the Acceptance Date for [REDACTED] Capacity, less [REDACTED] to offset the [REDACTED] initial payment. [REDACTED]. The foregoing payments will be invoiced by Level 3. Teligent also agrees to pay Level 3 $ [REDACTED] per Route of Capacity as a Non-Recurring installation charge, which shall be paid by Teligent [REDACTED] for that [REDACTED] Capacity.

The balance of the Total Wavelength Fee shall be paid [REDACTED] (as set forth in the summary chart above) for the Wavelengths Term commencing upon the Acceptance Date [REDACTED] (subject to the limitations of Section 8.6). The [REDACTED] charge shall be paid [REDACTED]. The Total Wavelength Fees are predicated on a charge of $ [REDACTED] per DS-0 Segment V&H mile for the Wavelength Term, and the parties shall negotiate in good faith to rectify any mistakes in the calculation of the Total Wavelength Fee as set forth above. In addition, Teligent shall pay Level 3 the PO & M Charge set out in Article 7 of this Exhibit. Furthermore, it is agreed that this paragraph and the preceding paragraph shall govern any contradiction in the above tables.

                                  Appendix "B"

                                                      [SLA]
Performance Targets

1. [REDACTED]


[REDACTED INSIDE TABLE]
----------------------------------
----------------------------------


 [REDACTED]

4. [REDACTED]

4.       [REDACTED]

 [REDACTED]


5.       [REDACTED]

[REDACTED]:

         [REDACTED]
         [REDACTED]

6.       [REDACTED]

 [REDACTED]

                                  Appendix "C"

                                    Ring Map

                                   [REDACTED]

                                    EXHIBIT 3
                 ADDITIONAL TERMS AND CONDITIONS FOR COLOCATION


                                    RECITALS

         Level 3 owns, controls or holds leasehold interests in certain office and storage space ("Gateway(s)") suitable for the placement and operation of communications equipment and is willing to grant Customer the right to occupy portions of the Gateways (the "Colocation Space") upon the terms and conditions hereinafter set forth; and

         Teligent ("Customer") desires access to the Colocation Space set forth on Exhibit A to place therein certain communications equipment, including interconnecting such equipment with Level 3's and others' communications network(s) in order to utilize Capacity and metro dark fiber as provided under the Agreement.


1.       SCOPE

         A. Upon acceptance by Level 3 of an Order (as defined in Section 4.A below) for Colocation Space, Level 3 grants to Customer, and Customer hereby agrees to purchase from Level 3 (in accordance with the terms of this Agreement) a license to occupy Colocation Space designated by Level 3 in the Gateway identified in the Order. Customer may commence to occupy the Colocation Space upon Level 3's completion of the build-out of the Colocation Space. Customer shall use the Colocation Space for the placement, operation and maintenance of electronic and optronic or other equipment used for the transmission of communications signals ("Equipment") and not for storage (other than the storage of tools and spare parts for use in maintaining the Equipment). Customer shall be permitted to interconnect, or cause Level 3 to interconnect, the Equipment with the equipment or networks of Level 3 and other carriers, including without limitation, the dominant local exchange carrier, if such other carrier(s) are colocated in the Gateway and such interconnection is technically feasible.

         B. Customer shall be permitted unescorted access to the Colocation Space seven (7) days per week and twenty-four (24) hours per day, subject to any and all rules, regulations and access requirements reasonably imposed by Level 3 governing such access. Level 3 warrants that such rules, regulations and access requirements shall not be inconsistent with any of Customer's rights under this Agreement. Level 3 reserves the right, on ninety (90) days' prior written notice (except in emergency situations), to change the location or configuration of the Colocation Space at Level 3's sole cost and expense (which shall be accomplished only after consultation with Customer (except in emergency situations)). Such right may be exercised not more than twice during any calendar year during the Term. Such new location shall be in the same Gateway and be functionally equivalent and substantially similar to the initial Colocation Space. Such new configuration shall be functionally equivalent and substantially similar to the initial configuration. An "emergency" shall mean an immediate and substantial threat of damage to property or injury or death to any person or an unanticipated event affecting the service for which the Colocation Space is being used. Level 3 and Customer agree to work together in good faith to minimize any disruption of service in connection with such relocation. Level 3 reserves the right to access the Colocation Space for any legitimate business purpose related to the use, maintenance and/or operation of its own equipment and facilities in the Colocation Space or the Gateway upon reasonable prior notice to Customer.

        C. Customer may not provide or make available any portion of the Colocation Space to any third party. Any violation of this provision shall be deemed a material breach of this Agreement.

        D. This Exhibit 3 constitutes Customer's Order, which Level 3 hereby accepts, for the Colocation Spaces identified on Exhibit A at the respective charges set forth on Exhibit A. Customer agrees that it shall pay Level 3 the non-recurring charges (and shall commence paying the recurring charges) for each Colocation Space on the date the Term for the Space commences.

2.       DURATION OF TERM

        A. Term. Unless otherwise agreed in an Order, the term of use of the Colocation Space shall begin on the later to occur of the date requested by Customer or the date that Level 3 completes the build-out of the Colocation Space and shall continue thereafter for a term coterminous with the term of the services (either wavelengths or dark fiber) for which the Colocation Space is being used. (the "Term"). As to future Orders of Colocation Space, the Term shall be as set forth in the Order, or, in the event that an Order does not specify a term for the use of Colocation Space, the Term shall be one (1) year from the date that Level 3 completes the build-out of the Colocation Space. After the expiration of the Term, use of the Colocation Space shall continue on a month-to-month basis (which shall be terminable by either party on thirty (30) days' written notice) under the same terms and conditions, unless Customer and Level 3 have agreed in writing to a specific term renewal of the right to use such Colocation Space.

        B. Upon expiration or termination of Customer's right to use Colocation Space, Customer, at its expense, shall remove Equipment and other property (except cabling, which Customer may leave at its election) from the Colocation Space and return the Colocation Space to Level 3 in substantially the same condition (reasonable wear and tear and casualty excepted) as when Customer first occupied the Colocation Space. In the event Customer fails to vacate the Colocation Space within twenty (20) days from the termination or expiration of the term with respect thereto, Level 3 shall give notice thereof to Customer and 10 business days thereafter, Level 3 shall have the right to remove the Equipment and other property of Customer at Customer's expense, in accordance with all applicable laws, and Level 3 shall have no liability for damage or injury to Customer's property unless caused by the negligence or intentional misconduct of Level 3.

       C. Customer hereby agrees to pay for the Colocation Space and any related services described hereunder and ordered by Customer for the Term. Subject to the requirements to pay termination charges set forth below, by notice to Level 3, Customer may for any reason terminate an Order and this Agreement with respect to such Order and the applicable Colocation Space. In the event that Customer terminates an Order for Colocation Space which has been accepted by Level 3 or in the event that the Order is terminated pursuant to Section 2.D
(2)-(4) below, Customer shall comply with Section 2.B above, including without limitation, the requirements for returning the Colocation Space and shall pay a termination charge, which shall constitute liquidated damages and not a penalty, equal to the reasonable and documented direct costs incurred by Level 3 in undoing any improvements to the Colocation Space made specifically for and at Customer's request, but only to the extent necessary to render the Colocation Space in a condition suitable for general use by other parties, plus a portion of the monthly recurring fees for the remainder of the Term following the date of termination for the terminated Colocation Space, calculated as follows:

1. 100% of the monthly recurring fees that would have been charged for the Colocation Space for months 1-24 of the Term; plus

2. 75% of the monthly recurring fees that would have been charged for the Colocation Space for months 25-48 of the Term; plus

3. 50% of the monthly recurring fees that would have been charged for the Colocation Space for months 49 through the end of the Term.

         D. In no event shall Customer pay termination charges for early termination due to Level 3's material breach of this Exhibit. Additionally, Customer may teminate, without the payment of any termination charges, any Colocation Space which was used by Customer directly in connection with any Wavelength Services or any license to use Metro Dark Fiber to the extent that such services or licenses are terminated by Customer pursuant to the Wavelength Services Exhibit or the Metro Dark Fiber Exhibit, either as permitted thereunder or as a result of a default thereunder by Level 3.

         E. Level 3 shall have the right to terminate, upon thirty (30) days' written notice (or such shorter period of time as specified below), Customer's use of the Colocation Space or the Services in the event that: (1) Level 3's right to use the facility within which the Colocation Space is located terminates or expires for any reason (in which event, Customer shall have no termination liability under Section 2.C or otherwise, and Level 3 shall immediately refund all payments Customer has made for the terminated portion of the Term); (2) Customer has violated any material term hereof or of any Order submitted hereunder; (3) Customer makes any material alterations to the Colocation Space without first obtaining the written consent of Level 3 (which shall not be unreasonably withheld); or (4) Customer allows unescorted personnel to enter the Colocation Space, other than Customer's personnel, contractors or technicians who have been approved by Level 3 in accordance with Section 3.C. With respect to items (2), (3) and (4) immediately above, unless the same materially interferes or is substantially likely to materially interfere with other Level 3 customers, Level 3 shall provide Customer a written notice of the foregoing and a ten (10) day opportunity to cure the same before terminating Customer's rights to the Colocation Space.

3.       USE OF COLOCATION SPACE

         A. Customer shall not use the Colocation Space for marketing or other general office purposes. Customer shall place no signs or marking of any kind (except for a plaque or other identification affixed to the Equipment and reasonably necessary to identify the Equipment and which shall include a list of emergency contacts with telephone numbers) in the Gateway or the Colocation Space.

         B. Except as otherwise provided in this Agreement or any Order, Customer is solely responsible for the design, engineering, testing, performance, monitoring, maintenance, and repair of the

Equipment and facilities used by Customer in the Colocation Space.

         C. Customer shall abide by any posted or communicated (by notice) rules relating to use of, access to, or security measures respecting the Colocation Space, provided such rules are not inconsistent with Customer's rights under this Agreement. Customer may bring its customers into the Colocation Space in compliance with Level 3's policies respecting such access. Customer may request access to the Colocation Space for any of its personnel, contractors or technicians by contacting Level 3's Customer Care Department (877-4-LEVEL3). In the event Customer or any of its agents or employees is found in the Gateway with any firearms, drugs, alcohol or is found engaging in any criminal activity, eavesdropping, foreign intelligence, card selling or slamming, Level 3 shall have the right to require that such employee or agent immediately vacate the facilities and such employee or agent shall not be allowed to return. In the event that unauthorized parties gain access to the Colocation Space through access cards, keys or other access devices provided to Customer, Customer shall be responsible for any damages incurred as a result thereof. Customer shall be responsible for the cost of replacing any security devices lost or stolen after delivery thereof to Customer.

         D. Notwithstanding any other provisions of this Agreement, Equipment and facilities placed in the Colocation Space by Customer shall not (a) interfere with or impair service provided by Level 3 or by any other party located in the Gateway; (b) endanger or damage the facilities of Level 3 or of any other party, the Colocation Space, or the Gateway; (c) compromise the privacy of any communications carried in, from, or through the Gateway; or (d) create an unreasonable risk of injury or death to any individual or to the public. If Level 3 determines, in its reasonable business judgment, that any Equipment or other property of Customer violates the provisions of this paragraph, Level 3 shall give written notice to Customer specifying such violations in detail, which notice shall direct Customer to cure the violation within twenty-four (24) hours or, at a minimum, to commence curative measures within twenty-four (24) hours and to exercise reasonable diligence to complete such measures as soon as possible thereafter. If Customer fails to take curative action within twenty-four (24) hours or if the violation is of a character which poses an immediate and substantial threat of damage to property, injury or death to any person, or interference/impairment of the services provided by Level 3 or its customers, then Level 3 may take such action as it deems appropriate to correct the violation, including without limitation, the interruption of electrical power to Equipment. Level 3 will provide notice to Customer prior to taking such action and shall have no liability to Customer for any damages arising from such action.

4.       ORDERING AND PREPARATION OF COLOCATION SPACE

         A. Submission of Additional Orders. Except for the Colocation Space ordered pursuant to Section 1(D), Customer shall request Colocation Space from Level 3 by submitting a written order ("Order") (prepared with the assistance of Level 3 and on a form specified by Level 3) for such Colocation Space setting forth the location of the Gateway facility within which Colocation Space is requested and the recurring and non-recurring charges applicable to the Colocation Space. Level 3's delivery of a target install date shall constitute Level 3's acceptance of Customer's Order.

         B. Installation and Build-Out. Level 3 shall use all reasonable efforts to complete the build-out and make the Colocation Space listed in Exhibit A available to Customer on or before the date requested by Customer. Customer agrees that it shall accept delivery of and commence paying for Colocation Space in advance of the date Customer has requested if such Colocation Space is tendered by Level 3 and delivered in accordance with this Agreement. If, other than as caused by a Force Majeure Event, Level 3 has not delivered the Colocation Space in each facility along any Ring of Capacity (but has delivered the Wavelengths Services) within sixty (60) days after the applicable "Earliest Available Date" for such Ring of Capacity (as set forth in Exhibit "2" to the Agreement), then, from and after such date and until the installation is completed, Customer shall receive (as its sole and exclusive remedy for a failure to deliver the Colocation Space on or before such date and as liquidated damages and not as a penalty) a credit of (a) one half of one percent (0.5%) for each of the first two (2) months (or partial months, prorated on a thirty day basis) after expiration of such sixty (60) period, and
(b) one percent (1.0%) for each month or partial month (prorated based on a thirty-day month) of delay thereafter; provided, however, that in no event shall the amount of the credit provided to Customer hereunder be greater than five percent (5%). The credit (if due), which is applicable against any monies owned by Customer to Level 3, shall be computed as a percentage of the Total Wavelengths Fee for the Ring or Rings which run through the late-delivered Colocation Space. In no event shall Customer be entitled to a credit under this paragraph respecting a Ring if a credit is then being applied for such Ring as a result of a failure by Level 3 to deliver Wavelengths Services along such Ring. In the event Level 3 fails to deliver the Colocation Space on or before nine (9) months after the "Earliest Available Date" for Wavelength Services along a Ring (but has delivered the Wavelengths Services), then Customer may provide to Level 3 written notice of its intent to reserve its option to terminate the Ring of Capacity along which the Colocation Space is located and, in the event such Colocation Space is not delivered by Level 3 within thirty (30) days of the date of such notice, Customer may either (a) terminate its obligation respecting the undelivered Colocation Space, or (b) terminate the Ring of Capacity with a return of a prorata share of the total fees paid for the Ring of Capacity on straight-line basis and all related Colocation Space along such Ring.

         C. Acceptance. Customer shall have seven (7) business days after written notification by Level 3 that build-out is completed in which to inspect the Colocation Space and verify that it is in compliance with the specifications set forth in Exhibit B or the applicable Order, or provide Level 3 with its written rejection of such Colocation Space, in which event, Level 3 shall commence to bring the Colocation Space into compliance with such specifications. If Level 3 fails to bring the Colocation Space into compliance with the specifications within forty-five (45) days after Customer's rejection thereof, Customer, in its sole discretion, may terminate this Agreement with respect to such Colocation Space and receive a refund of any fees paid for the use or build-out of such Colocation Space.

5.       RATES AND CHARGES

The monthly recurring charges and nonrecurring charges for Colocation Space initially ordered hereunder are set forth in Exhibit A.

6.       MAINTENANCE OF GATEWAYS

         Level 3 shall perform such janitorial services, environmental systems maintenance, power plant maintenance and other actions as are reasonably required to maintain the Gateway in which the Colocation Space is located in a condition which is suitable for the placement of telecommunications and internet access equipment.

         Level 3 represents and warrants that: (i) Customer's quiet enjoyment of each Gateway and each Collocation Space and its rights hereunder will not be disturbed so long as Customer is not in material default of this Agreement beyond applicable notice and cure periods; (ii) no third party's equipment will interfere, disturb, or threaten Customer's quiet enjoyment of each Gateway and each Collocation Space; (iii) the Gateway and each Collocation Space are, and will remain, free from any pollutants or hazardous or toxic substances, materials or wastes (and Customer hereby covenants not to bring any pollutants or hazardous or toxic substances, materials or wastes into the Gateway); and
(iv) Level 3 has the right and power to grant the license and other rights of Customer in this Agreement and in the applicable Order with respect to each Collocation Space. Level 3 shall not be in default for violation of the foregoing representations and warranties unless Customer gives notice thereof and Level 3 fails to cure such violation within 30 days after such notice, or if such cure reasonably requires longer than 30 days, fails to commence promptly and to proceed diligently with such cure.

         EXCEPT AS EXPRESSLY STATED HEREIN OR IN ANY ORDER, THE COLOCATION SPACE SHALL BE DELIVERED AND ACCEPTED "AS IS" BY CUSTOMER, AND NO REPRESENTATION HAS BEEN MADE BY LEVEL 3 AS TO THE FITNESS OF THE COLOCATION SPACE FOR CUSTOMER'S INTENDED PURPOSE.

7.       [INTENTIONALLY DELETED]

8.       MECHANIC'S LIENS

No mechanic's lien or other liens shall be filed against property of Level 3, or any improvement thereon, by reason of or arising out of any labor or materials furnished, alleged to have been furnished, or to be furnished to or for Customer or by reason of any change or addition to property made at the request or under the direction of the Customer. If such a lien shall be filed, Customer shall, within thirty (30) days after receipt of written notice from Level 3, either pay such lien or cause the same to be bonded off Level 3's property in the manner provided by law. Customer shall also defend, on behalf of Level 3, at Customer's sole cost and expense, any action, suit or proceeding which may be brought for the enforcement of such liens and Customer shall pay any damage and discharge any judgment entered thereon.

9.       INSPECTIONS

Level 3 shall conduct an inspection of Customer's Equipment and other property in the Colocation Space(s) prior to the activation of facilities between Customer's Equipment and equipment of Level 3. Such inspections shall determine compliance with the performance, quality, environmental and safety requirements developed by Bellcore for equipment and materials, all as set forth in Bellcore TR-NWT-000063, issue 4 and a minimum of GR63 level 2 support. Level 3 may conduct an inspection if Customer adds Equipment and may otherwise conduct routine inspections at reasonable intervals mutually agreed upon by the parties. Level 3 shall provide Customer with a minimum of forty-eight (48) hours or two
(2) business days, whichever is greater, advance notice of all such inspections.

10.      REMOTE HANDS

Customer may order and pay for Level 3 to perform certain limited "remote hands" maintenance services on Equipment within the Colocation Space, which shall be performed in accordance with Customer's directions. "Remote hands" maintenance services includes power cycling Equipment. Level 3 shall in no event be responsible for the repair, configuration or tuning of Equipment, or for installation of Equipment (although Level 3 may provide assistance to Customer in such installation).

11.      [INTENTIONALLY DELETED]

12.      [INTENTIONALLY DELETED]

13.      DESTRUCTION OF COLOCATION SPACE

In the event a Colocation Space is wholly or partially damaged by fire, windstorm, tornado, flood or by similar causes to such an extent as to be rendered wholly unsuitable for Customer's permitted use hereunder, then either party may elect within ten (10) days after such damage, to terminate this Agreement by giving the other written notice of termination (in which event Customer shall have no termination liability under Section 2.C or otherwise). If either party shall so elect, both parties shall be released from further liability for such Colocation Space under the terms hereof. If the Colocation Space shall suffer only minor damage and shall not be rendered wholly unsuitable for Customer's permitted use, or is damaged and the option to terminate is not exercised by either party, Level 3 covenants and agrees to proceed promptly without expense to Customer, to repair the damage except for improvements not the property of Level 3. Level 3 shall have a reasonable time within which to rebuild or make any repairs, and such rebuilding and repairing shall be subject to delays caused by storms, shortages of labor and materials, government regulations, strikes, walkouts, and causes beyond the control of Level 3, which causes shall not be construed as limiting factors, but as examples only. Where allowed and where practical in the sole judgment of Level 3, Customer may erect a temporary facility while Level 3 rebuilds or makes repairs. In all cases where the Colocation Space shall be rebuilt or repaired, Customer shall be entitled to an equitable abatement of charges, depending upon the unsuitability of the Colocation Space for Customer's permitted use, until such Colocation Space is fully repaired and restored and Customer's Equipment installed therein (but in no event later than thirty (30) days after the Colocation Space is fully repaired and restored).

14.      EMINENT DOMAIN

Level 3 shall provide Customer with as much written notice as is reasonably possible after Level 3 has been informed that its rights to use the facility will be taken by any public authority under the power of eminent domain. If the whole of a Colocation Space shall be taken by any public authority under the power of eminent domain, then Customer's rights to such Colocation Space shall terminate as of the day possession shall be taken by such public authority and rent and other charges for the Colocation Space shall be paid up to that day with a proportionate refund by Level 3 of such rent and charges as may have been paid in advance for a period subsequent to the date of the taking (and in which event Customer shall have no termination liability under Section 2.C or otherwise). If any part of a Colocation Space shall be taken under eminent domain, Level 3 and Customer shall each have the right to terminate this Agreement with respect to such Colocation Space and declare the same null and void, by written notice of such intention to the other Party within ten (10) days after such taking (and in which event Customer shall have no termination liability under Section 2.C or otherwise). With respect to any Colocation Space the use of which has been terminated in accordance with this Section 14, both parties shall be released from further liability for such Colocation Space under the terms hereof.

15.      [INTENTIONALLY DELETED]

16.      [INTENTIONALLY DELETED]

17.      NONEXCLUSIVITY

Each party understands that this Agreement is not exclusive and that the other party may enter into similar agreements with third parties. Level 3 shall not be obligated to reserve Colocation Space in any Gateway for Customer unless and until an Order is submitted to and accepted by Level 3.

18.      [INTENTIONALLY DELETED]

19.      [INTENTIONALLY DELETED]

20.      [INTENTIONALLY DELETED]


21.      SUBORDINATION

In the event the Gateway or Colocation Space is leased by or otherwise provided to Level 3 pursuant to a written agreement, the terms and conditions of this Agreement shall be subordinate to the terms and conditions of said written agreement regarding the use and access of the Gateway or Colocation Space. In no event shall Level 3 be required to provide Customer any rights to the Gateway or Colocation Space greater than those rights and obligations held by Level 3.

22.      [INTENTIONALLY DELETED]

                                                          CONFIDENTIAL TREATMENT

                                    EXHIBIT A
                         INITIAL COLOCATION SPACE ORDER

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 #       City      Facility Type   Space (SF)       SF Required        Customer
                               /Rack Request Date
                                   Requirement
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 1    [REDACTED]    [REDACTED]        15x15             225           17-Apr-01
--------------------------------------------------------------------------------
 2                                   3 Racks            60            29-Dec-00
--------------------------------------------------------------------------------

 3                                    15x15             225           30-May-00
--------------------------------------------------------------------------------
 4                                   5 Racks            100           17-Apr-01
--------------------------------------------------------------------------------
 5                                   3 Racks            60            17-Apr-01
--------------------------------------------------------------------------------
 6                                   5 Racks            100           17-Apr-01
--------------------------------------------------------------------------------
 7                                   3 Racks            60            28-Jan-01
--------------------------------------------------------------------------------
 8                                   3 Racks            60            21-Oct-00
--------------------------------------------------------------------------------
 9                                    15x15             225           21-Oct-00
--------------------------------------------------------------------------------
 10                                  3 Racks            60            28-Jan-01
--------------------------------------------------------------------------------
 11                                  3 Racks            60            30-May-00
--------------------------------------------------------------------------------
 12                                  3 Racks            60            21-Oct-00
--------------------------------------------------------------------------------
 13                                  3 Racks            60            28-Jan-01
--------------------------------------------------------------------------------
 14                                   15x15             225           15-Apr-01
--------------------------------------------------------------------------------
 15                                  5 Racks            100           17-Apr-01
--------------------------------------------------------------------------------
 16                                  3 Racks            60            30-May-00
--------------------------------------------------------------------------------
 17                                   15x15             225           28-Jan-01
--------------------------------------------------------------------------------
 18                                   15x15             225           29-Dec-00
--------------------------------------------------------------------------------
 19                                  3 Racks            60            21-Oct-00
--------------------------------------------------------------------------------
 20                                  3 Racks            60            12-Feb-01
--------------------------------------------------------------------------------
 21                                   15x15             225           12-Feb-01
--------------------------------------------------------------------------------
 22                                   15x15             225           21-Oct-00
--------------------------------------------------------------------------------
 23                                   15x15             225           21-Oct-00
--------------------------------------------------------------------------------
 24                                   15x15             225           29-Dec-00
--------------------------------------------------------------------------------
 25                                   15x15             225           21-Oct-00
--------------------------------------------------------------------------------
 26                                  3 Racks            60            17-Apr-01
--------------------------------------------------------------------------------
 27                                  3 Racks            60            12-Feb-01
--------------------------------------------------------------------------------
 28                                   15x15             225           21-Oct-00
--------------------------------------------------------------------------------
 29                                  3 Racks            60            29-Dec-00
--------------------------------------------------------------------------------
 30                                  3 Racks            60            17-Apr-01
--------------------------------------------------------------------------------
 31                                  3 Racks            60            15-Apr-01
--------------------------------------------------------------------------------
 32                                   15x15             225           28-Jan-01
--------------------------------------------------------------------------------
 33                                  5 Racks            100           12-Feb-01
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 34                                   15x15             225           28-Jan-01
--------------------------------------------------------------------------------
 35                                   15x15             225           28-Jan-01
--------------------------------------------------------------------------------
 36                                   15x15             225           12-Feb-01
--------------------------------------------------------------------------------
 37                                   15x15             225           12-Feb-01
--------------------------------------------------------------------------------
 38                                  3 Racks            60            30-May-00
--------------------------------------------------------------------------------
 39                                   15x15             225           15-Apr-01
--------------------------------------------------------------------------------
 40                                  3 Racks            60            12-Feb-01
--------------------------------------------------------------------------------
 41                                  5 Racks            100           21-Oct-00
--------------------------------------------------------------------------------
 42                                   15x15             225           29-Dec-00
--------------------------------------------------------------------------------
 43                                  3 Racks            60            28-Jan-01
--------------------------------------------------------------------------------


[REDACTED]

                                    EXHIBIT B
SPECIFICATIONS

The following section delineates the general specifications for Level 3 Gateway facilities. Level 3 may deviate from the specifications set forth herein in those instances where either (i) strict compliance is impractical due to physical (including environmental) conditions, right-of-way issues or code restrictions, or (ii) Level 3 has acquired the property from a third party.

Level 3 will construct facilities, to house DC power plants and the telecom infrastructure for the installation and operation of electronic and optronic equipment.

Access to the Colocation Space will be via a separate entrance into the facilities from the outside, which will be secured twenty-four (24) hours a day. The facilities will be equipped with a minimum of 200amp 120/208 volt electrical services.

The following are the general specifications of the facilities and support equipment to be provided by Level 3:

Facilities will be equipped with air conditioning units and shall be maintained at an average room temperature between fifty (50) and eighty-five (85) degrees Fahrenheit. There will be a minimum of two (2) units installed at each facility for HVAC redundancy.

The facility sites will be equipped with a backup generator. The generator fuel tanks will have approximately twenty-four (24) hour fuel capacity. As part of the normal maintenance, the generator will be exercised on a monthly basis, running on a load bank for a minimum of fifteen (15) minutes. There will be an Automatic Transfer Switch for the automatic start-up of the generator in the event of a primary power loss.

Fire extinguishers will be provided within the facilities.

The facilities will have grounding system termination bars terminated to either the main electrical system ground and /or driven ground rod.

The facilities will be equipped with AC duplex isolated outlets for test equipment and miscellaneous use. Such outlets will be placed as needed around each facility.

The facilities will have sufficient lighting on the interiors as well as the exteriors.

Level 3 will not be responsible for installation in the Colocation Space of relay racks, but will install a single tier 12" ladder rack system. The ladder rack will be used for DC power distribution and with attached angle clips for signal cable distribution.

Level 3 will provide DC power providing negative 48 volts with an "A" and "B" feed to Customer's racks, cabinets or equipment within the Level 3 facility for Customer's use. The DC power plant will also be equipped with a battery plant designed to provide at least two (2) hours of reserve time. The battery plants will incorporate load disconnects and batteries capable of recharging in twenty-four (24) hours.

The fiber cable through the facility will enter and exit within the Level 3 facility. Fiber will be brought over to the Colocation Space via a fiber guide.

All entry and exits and environmental systems will be monitored remotely on a twenty-four (24) hour basis.

Customer will monitor its own electronic and optronic equipment.

                                    EXHIBIT 4

                       ADDITIONAL STRATEGIC OPPORTUNITIES


The parties agree to discuss in good faith the following additional strategic opportunities. It is understood and agreed that the agreement to discuss the matters set forth herein does not impose, nor does this document impose, any obligation to reach any agreement with respect to the matters set forth herein upon either party.

Roof Rights:

The parties shall discuss ways for Teligent to utilize rooftop space and rooftop rights-of-way held by Level 3 in various buildings and structures ("Roof Rights") and to leverage Level 3's relationship with the building owners and landlords to permit access to Teligent. The parties shall also discuss appropriate terms and conditions by which Level 3 shall offer Teligent access to Level 3's Roof Rights where, if anywhere, Level 3 is able to offer such access to Teligent without the assent or permission of any third party. Additionally, the parties shall discuss ways in which Level 3 can assist Teligent in obtaining access to Roof Rights in those buildings where Level 3 is not able to provide such access to Teligent without the permission of the building owner or some other third party. Such assistance may include direct negotiations by Level 3 on behalf of or with Teligent. Teligent acknowledges that Level 3's assistance does not assure success.

Teligent acknowledges that Level 3's current Roof Rights are very limited and that Level 3 does not have in place any mechanism for the sale, sublease or license of the same.

Termination of Long Distance Minutes:

The parties shall discuss ways for Teligent to use Level 3 services to terminate carrier termination long distance minutes. Any such agreement shall use the rate schedule attached hereto.

Exchange of Traffic:

The parties shall discuss ways to lower each other's cost basis for terminating local and long distance traffic.

International Cooperation:

The parties shall discuss ways to leverage each other's international expertise to each party's mutual benefit.

                       Joint Marketing/Product Development

The parties shall discuss mutually beneficial joint marketing and product development opportunities.

                              Data Peering/Transit

Teligent shall explore the purchase of data transit and peering services from Level 3 at the prices attached hereto.

                               National Dark Fiber

Teligent shall explore the purchase of dark fiber capacity (intercity) from Level 3.

                                  Private Line

The parties shall explore the purchase of private line capacity from Level 3 at the rates set forth in the attachment hereto.

Rate Schedule for Terminating Long Distance
---------------------------------------------
    (3) Voice Pricing
---------------------------------------------
---------------------------------------------
   LATA    City            State    Tier 1
---------------------------------------------
---------------------------------------------
   120     Portland         ME      $
                                    0.0261
---------------------------------------------
   122     Nashua           NH      $
                                    0.0208
---------------------------------------------
   124     Burlington       VT      $
                                    0.0376
---------------------------------------------
   126     Springfield      MA      $
                                    0.0191
---------------------------------------------
   128     Boston           MA      $
                                    0.0171
---------------------------------------------
   130     Providence       RI      $
                                    0.0167
---------------------------------------------
   132     New York City    NY      $
                                    0.0178
---------------------------------------------
   133     Poughkeepsie     NY      $
                                    0.0242
---------------------------------------------
   134     Albany           NY      $
                                    0.0209
---------------------------------------------
   136     Syracuse         NY      $
                                    0.0227
---------------------------------------------
   138     Binghamton       NY      $
                                    0.0242
---------------------------------------------
   140     Buffalo          NY      $
                                    0.0184
---------------------------------------------
   220     Atlantic City    NJ      $
                                    0.0164
---------------------------------------------
   222     Camden           NJ      $
                                    0.0123
---------------------------------------------
   224     Newark           NJ      $
                                    0.0123
---------------------------------------------
   226     Harrisburg       PA      $
                                    0.0187
---------------------------------------------
   228     Philadelphia     PA      $
                                    0.0123
---------------------------------------------
   230     Altoona          PA      $
                                    0.0176
---------------------------------------------
   232     Scranton         PA      $
                                    0.0187
---------------------------------------------

---------------------------------------------
   234     Pittsburgh       PA      $
                                    0.0123
---------------------------------------------
   236     Washington       DC      $
                                    0.0123
---------------------------------------------
   238     Baltimore        MD      $
                                    0.0123
---------------------------------------------
   240     Hagerstown       MD      $
                                    0.0159
---------------------------------------------
   242     Salisbury        MD      $
                                    0.0141
---------------------------------------------
   244     Roanoke          VA      $
                                    0.0177
---------------------------------------------
   246     Fredericksburg   VA      $
                                    0.0142
---------------------------------------------
   248     Richmond         VA      $
                                    0.0123
---------------------------------------------
   250     Lynchburg        VA      $
                                    0.0177
---------------------------------------------
   252     Norfolk          VA      $
                                    0.0148
---------------------------------------------
   254     Charleston       WV      $
                                    0.0230
---------------------------------------------
   256     Wheeling         WV      $
                                    0.0254
---------------------------------------------
   320     Cleveland        OH      $
                                    0.0151
---------------------------------------------
   322     Youngstown       OH      $
                                    0.0166
---------------------------------------------
   324     Columbus         OH      $
                                    0.0166
---------------------------------------------
   325     Akron            OH      $
                                    0.0166
---------------------------------------------
   326     Toledo           OH      $
                                    0.0170
---------------------------------------------
   328     Dayton           OH      $
                                    0.0166
---------------------------------------------
   330     Evansville       IN      $
                                    0.0228
---------------------------------------------
   332     South Bend       IN      $
                                    0.0212
---------------------------------------------
---------------------------------------------
   LATA        City        State    Tier 1
---------------------------------------------
   334     Fort Wayne       IN      $
                                    0.0228
---------------------------------------------

---------------------------------------------
   336     Indianapolis     IN      $
                                    0.0150
---------------------------------------------
   338     Vincennes        IN      $
                                    0.0228
---------------------------------------------
   340     Detroit          MI      $
                                    0.0131
---------------------------------------------
   342     Marquette        MI      $
                                    0.0191
---------------------------------------------
   344     Saginaw          MI      $
                                    0.0161
---------------------------------------------
   346     Lansing          MI      $
                                    0.0155
---------------------------------------------
   348     Grand Rapids     MI      $
                                    0.0152
---------------------------------------------
   350     Green Bay        WI      $
                                    0.0202
---------------------------------------------
   352     Eau Claire       WI      $
                                    0.0218
---------------------------------------------
   354     Madison          WI      $
                                    0.0218
---------------------------------------------
   356     Milwaukee        WI      $
                                    0.0175
---------------------------------------------
   358     Chicago          IL      $
                                    0.0140
---------------------------------------------
   360     Rockford         IL      $
                                    0.0180
---------------------------------------------
   362     Cairo/Mound      IL      $
           Cty                      0.0200
---------------------------------------------
   364     Sterling/Dekalb  IL      $
                                    0.0200
---------------------------------------------
   366     Bloomington      IL      $
                                    0.0199
---------------------------------------------
   368     Peoria           IL      $
                                    0.0171
---------------------------------------------
   370     Champ-Urbana     IL      $
                                    0.0186
---------------------------------------------
   374     Springfield      IL      $
                                    0.0200
---------------------------------------------
   376     Quincy           IL      $
                                    0.0200
---------------------------------------------
   420     Asheville        NC      $
                                    0.0180
---------------------------------------------
   422     Charlotte        NC      $
                                    0.0124
---------------------------------------------

---------------------------------------------
   424     Greensboro       NC      $
                                    0.0180
---------------------------------------------
   426     Raleigh          NC      $
                                    0.0124
---------------------------------------------
   428     Wilmington       NC      $
                                    0.0124
---------------------------------------------
   430     Greenville       SC      $
                                    0.0153
---------------------------------------------
   432     Florence         SC      $
                                    0.0173
---------------------------------------------
   434     Columbia         SC      $
                                    0.0175
---------------------------------------------
   436     Charleston       SC      $
                                    0.0173
---------------------------------------------
   438     Atlanta          GA      $
                                    0.0124
---------------------------------------------
   440     Savannah         GA      $
                                    0.0185
---------------------------------------------
   442     Augusta          GA      $
                                    0.0183
---------------------------------------------
   444     Albany           GA      $
                                    0.0185
---------------------------------------------
   446     Macon            GA      $
                                    0.0187
---------------------------------------------
   448     Pensacola        FL      $
                                    0.0171
---------------------------------------------
   450     Panama City      FL      $
                                    0.0177
---------------------------------------------
   452     Jacksonville     FL      $
                                    0.0124
---------------------------------------------
   454     Gainesville      FL      $
                                    0.0177
---------------------------------------------
   456     Daytona Beach    FL      $
                                    0.0149
---------------------------------------------
   458     Orlando          FL      $
                                    0.0124
---------------------------------------------
   460     Miami            FL      $
                                    0.0124
---------------------------------------------
   462     Louisville       KY      $
                                    0.0187
---------------------------------------------
   464     Madisonville     KY      $
                                    0.0189
---------------------------------------------
   466     Lexington        KY      $
                                    0.0222
---------------------------------------------

---------------------------------------------
   468     Memphis          TN      $
                                    0.0124
---------------------------------------------
---------------------------------------------
   LATA        City        State    Tier 1
---------------------------------------------
   470     Nashville        TN      $
                                    0.0124
---------------------------------------------
   472     Chattanooga      TN      $
                                    0.0166
---------------------------------------------
   474     Knoxville        TN      $
                                    0.0180
---------------------------------------------
   476     Birmingham       AL      $
                                    0.0183
---------------------------------------------
   477     Huntsville       AL      $
                                    0.0204
---------------------------------------------
   478     Montgomery       AL      $
                                    0.0204
---------------------------------------------
   480     Mobile           AL      $
                                    0.0204
---------------------------------------------
   482     Jackson          MS      $
                                    0.0234
---------------------------------------------
   484     Gulfport         MS      $
                                    0.0276
---------------------------------------------
   486     Shreveport       LA      $
                                    0.0165
---------------------------------------------
   488     Lake Charles     LA      $
                                    0.0178
---------------------------------------------
   490     New Orleans      LA      $
                                    0.0156
---------------------------------------------
   492     Baton Rouge      LA      $
                                    0.0163
---------------------------------------------
   520     St. Louis        MO      $
                                    0.0147
---------------------------------------------
   521     Jefferson        MO      $
           City                     0.0230
---------------------------------------------
   522     Springfield      MO      $
                                    0.0230
---------------------------------------------
   524     Kansas City      MO      $
                                    0.0147
---------------------------------------------
   526     Fort Smith       AR      $
                                    0.0232
---------------------------------------------
   528     Little Rock      AR      $
                                    0.0232
---------------------------------------------
   530     Pine Bluff       AR      $
                                    0.0232
---------------------------------------------

---------------------------------------------
   532     Wichita          KS      $
                                    0.0229
---------------------------------------------
   534     Topeka           KS      $
                                    0.0244
---------------------------------------------
   536     Oklahoma City    OK      $
                                    0.0192
---------------------------------------------
   538     Tulsa            OK      $
                                    0.0214
---------------------------------------------
   540     El Paso          TX      $
                                    0.0147
---------------------------------------------
   542     Midland          TX      $
                                    0.0202
---------------------------------------------
   544     Lubbock          TX      $
                                    0.0202
---------------------------------------------
   546     Amarillo         TX      $
                                    0.0206
---------------------------------------------
   548     Wichita Falls    TX      $
                                    0.0202
---------------------------------------------
   550     Abilene          TX      $
                                    0.0202
---------------------------------------------
   552     Dallas           TX      $
                                    0.0147
---------------------------------------------
   554     Longview         TX      $
                                    0.0196
---------------------------------------------
   556     Waco             TX      $
                                    0.0202
---------------------------------------------
   558     Austin           TX      $
                                    0.0147
---------------------------------------------
   560     Houston          TX      $
                                    0.0147
---------------------------------------------
   562     Beaumont         TX      $
                                    0.0202
---------------------------------------------
   564     Corpus           TX      $
           Christi                  0.0202
---------------------------------------------
   566     San Antonio      TX      $
                                    0.0147
---------------------------------------------
   568     Harlingen        TX      $
                                    0.0202
---------------------------------------------
   570     Bryan            TX      $
                                    0.0202
---------------------------------------------
   620     Rochester        MN      $
                                    0.0163
---------------------------------------------
   624     Duluth           MN      $
                                    0.0154
---------------------------------------------

---------------------------------------------
   626     St.Cloud         MN      $
                                    0.0163
---------------------------------------------
   628     Minneapolis      MN      $
                                    0.0130
---------------------------------------------
   630     Sioux City       IA      $
                                    0.0181
---------------------------------------------
   632     Des Moines       IA      $
                                    0.0181
---------------------------------------------
   634     Davenport        IA      $
                                    0.0187
---------------------------------------------
   635     Cedar Rapids     IA      $
                                    0.0175
---------------------------------------------
   636     Fargo            ND      $
                                    0.0165
---------------------------------------------
---------------------------------------------
   LATA        City        State    Tier 1
---------------------------------------------
   638     Bismarck         ND      $
                                    0.0163
---------------------------------------------
   640     Sioux Falls      SD      $
                                    0.0172
---------------------------------------------
   644     Omaha            NE      $
                                    0.0143
---------------------------------------------
   646     Grand Island     NE      $
                                    0.0185
---------------------------------------------
   648     Helena           MT      $
                                    0.0172
---------------------------------------------
   650     Billings         MT      $
                                    0.0164
---------------------------------------------
   652     Boise            ID      $
                                    0.0147
---------------------------------------------
   654     Cheyenne         WY      $
                                    0.0140
---------------------------------------------
   656     Denver           CO      $
                                    0.0125
---------------------------------------------
   658     Colorado Spgs    CO      $
                                    0.0129
---------------------------------------------
   660     Salt Lake Cty    UT      $
                                    0.0125
---------------------------------------------
   664     Albuquerque      NM      $
                                    0.0149
---------------------------------------------
   666     Phoenix          AZ      $
                                    0.0125
---------------------------------------------

---------------------------------------------
   668     Tucson           AZ      $
                                    0.0122
---------------------------------------------
   670     Eugene           OR      $
                                    0.0144
---------------------------------------------
   672     Portland         OR      $
                                    0.0156
---------------------------------------------
   674     Seattle          WA      $
                                    0.0156
---------------------------------------------
   676     Spokane          WA      $
                                    0.0169
---------------------------------------------
   720     Reno             NV      $
                                    0.0245
---------------------------------------------
   721     Las Vegas        NV      $
                                    0.0229
---------------------------------------------
   722     San Francisco    CA      $
                                    0.0173
---------------------------------------------
   724     Redding/Chico    CA      $
                                    0.0228
---------------------------------------------
   726     Sacramento       CA      $
                                    0.0206
---------------------------------------------
   728     Fresno           CA      $
                                    0.0195
---------------------------------------------
   730     Los Angeles      CA      $
                                    0.0165
---------------------------------------------
   732     San Diego        CA      $
                                    0.0168
---------------------------------------------
   734     Bakersfield      CA      $
                                    0.0182
---------------------------------------------
   736     Monterey/Salin.  CA      $
                                    0.0182
---------------------------------------------
   738     Stockton         CA      $
                                    0.0192
---------------------------------------------
   740     S. Luis          CA      $
           Obispo                   0.0182
---------------------------------------------
   920     Hartford         CT      $
                                    0.0203
---------------------------------------------
   921     Fishers          NY      $
           Island                   0.0680
---------------------------------------------
   922     Cincinnati       OH      $
                                    0.0166
---------------------------------------------
   923     Lima             OH      $
                                    0.0680
---------------------------------------------
   924     Erie             PA      $
                                    0.0680
---------------------------------------------

---------------------------------------------
   927     Harrisonburg     VA      $
                                    0.0680
---------------------------------------------
   928     Charlottesvl     VA      $
                                    0.0680
---------------------------------------------
   929     Edinburg         VA      $
                                    0.0680
---------------------------------------------
   930     Eppes Fork       NC      $
                                    0.0680
---------------------------------------------
   932     Bluefield        WV      $
                                    0.0680
---------------------------------------------
   937     Richmond         IN      $
                                    0.0680
---------------------------------------------
   938     Terre Haute      IN      $
                                    0.0680
---------------------------------------------
   939     Fort Myers       FL      $
                                    0.0680
---------------------------------------------
   949     Fayetteville     NC      $
                                    0.0680
---------------------------------------------
   951     Rocky Mount      NC      $
                                    0.0680
---------------------------------------------
   952     Tampa            FL      $
                                    0.0134
---------------------------------------------
---------------------------------------------
   LATA        City        State    Tier 1
---------------------------------------------
   953     Tallahassee      FL      $
                                    0.0680
---------------------------------------------
   955     Dothan           AL      $
                                    0.0680
---------------------------------------------
   956     Kingsport        TN      $
                                    0.0680
---------------------------------------------
   958     Lincoln          NE      $
                                    0.0680
---------------------------------------------
   960     Coeur D'Alene    ID      $
                                    0.0680
---------------------------------------------
   961     San Angelo       TX      $
                                    0.0680
---------------------------------------------
   963     Kalispell        MT      $
                                    0.0751
---------------------------------------------
   973     Palm Springs     CA      $
                                    0.0680
---------------------------------------------
   974     Rochester        NY      $
                                    0.0680
---------------------------------------------
   976     Matoon           IL      $
                                    0.0680
---------------------------------------------

---------------------------------------------
   977     Galesburg        IL      $
                                    0.0680
---------------------------------------------
   978     Olney            IL      $
                                    0.0680
---------------------------------------------
   980     Tsaile           AZ      $
                                    0.0680
---------------------------------------------
   981     Monument         UT      $
           Valley                   0.0726
---------------------------------------------
       Off-Shore
---------------------------------------------
---------------------------------------------
   820     Puerto Rico      PR      $
                                    0.0803
---------------------------------------------
   822     Virgin          USVI     $
           Islands                  0.0803
---------------------------------------------
   832     Alaska           AK      $
                                    0.0803
---------------------------------------------
   834     Hawaii           HI      $
                                    0.0959
---------------------------------------------


Rate Schedule for Private Lines

--------------------------------------------------------------------------------
                                   Level 3
                                  ----------------------------------------------
                                  ----------------------------------------------
  Term                                1Y         3Y          5Y          Min
                                  ----------------------------------------------
                                  ----------------------------------------------
  Cost ((cent)/DS-0 Mi/Mo)
                DS-1                4.90(cent)  4.80(cent)  4.70(cent) $1,000
                DS-3                1.85(cent)  1.70(cent)  1.65(cent) $3,250
                OC-3                1.75(cent)  1.55(cent)  1.50(cent) $1,100
                OC-12               1.45(cent)  1.35(cent)  1.30(cent) $12,500


The following non-recurring charges shall also apply: $700 per DS-1; $1,200 per DS-3; and $5,000 per OC-3 and OC-12.

                        ADDENDUM TO MAY 9, 2000 AGREEMENT
                       BETWEEN LEVEL 3 COMMUNICATIONS, LLC
                           AND TELIGENT SERVICES, INC.



         This addendum ("Addendum") is made and entered into as of this 21st day of July, 2000, by and between Level 3 Communications, LLC, a Delaware limited liability company ("Level 3") and Teligent Services, Inc., a Delaware corporation ("Teligent"). This is an Addendum to that certain Agreement between the parties made and entered into as of May 9, 2000 and specifically, is an Addendum to Exhibit 1 to that Agreement entitled "Additional Terms and Conditions Governing Metro Dark Fiber" (the "Metro Dark Fiber Agreement").

                                    RECITALS

         A. The Metro Dark Fiber Agreement provided for monthly payments to Level 3 by Teligent for Teligent's license to use the Metro Dark Fiber identified therein. An option to pay for the dark fiber "up-front" (as opposed to over time) was also provided, and Level 3 and Teligent have mutually agreed to an "up-front" payment option on the terms and conditions set forth in this Addendum.

         B. Level 3 and Teligent wish to correct certain typographical errors contained within the Metro Dark Fiber Agreement and to otherwise modify it as necessary considering Teligent's agreement to make initial as opposed to monthly payments over time.

NOW THEREFORE the parties mutually agree to amend the Metro Dark Fiber Agreement in the following respects:

         1. Section 2.01 of the Metro Dark Fiber Agreement is deleted and replaced with the following provision:

         The Grantor System will connect the points identified on Exhibit "A" attached hereto (each point identified on Exhibit "A" is herein called a "Segment End Point", the route between the applicable Segment End Points is herein called a "Segment", and all of the Segments together are herein called the "System Route"). The Grantor System will include the "Lateral Segments," if any, identified in Exhibit "A". The cumulative Route Miles for all Segments ordered by grantee pursuant to this Agreement (excluding Lateral Segments) are 1,417.09 (with four (4) Grantee Fibers within each Segment, so that the total fiber miles (Route Miles times the number of fibers) initially ordered by Grantee is 5,668.36). Grantee further agrees to purchase a license in four (4) additional Grantee Fibers from all of the Segments listed in Exhibit "G" when the same are available for delivery by Level 3, bringing Grantees total fiber miles to 6,228.76. Grantee further agrees to purchase, within six (6) months of the date of signing the Agreement, additional available fiber (excluding the fiber contained in any Lateral Segment) so that the total fiber mileage for Grantee Fibers hereunder is at least 6,500 miles (the "Minimum Purchase Commitment"). Grantee shall inform Grantor, in writing, of the number of additional Grantee Fibers within six (6) months from the date of this Agreement. Grantee may satisfy the Minimum Purchase Commitment only by purchase of a license in entire Segments (partial Segments may not be purchased). In the event Grantee does not inform Grantor of the number of Grantee Fibers desired necessary to satisfy the Minimum Purchase Commitment within the time frames set forth herein, then Grantee shall be charged for that unsatisfied portion of the Minimum Purchase Commitment as set forth in Exhibit "B" (even though Grantee did not satisfy the Minimum Purchase Commitment). Grantee may, however, thereafter place orders with Level 3 and accept fibers in satisfaction of Grantee's Minimum Purchase Commitment.

         With respect to the Grantee Fibers within the Segments currently identified and ordered pursuant to Exhibit "A" hereto, Grantee may, on or before the Scheduled Completion Date for any such Grantee Fibers, substitute an equal or greater amount (in terms of both fiber count and Route Miles) of Grantee Fibers which Level 3 then has available for sale ("Alternative Available Grantee Fibers") and thereafter accept delivery by Grantor of such Alternative Available Grantee Fibers in lieu of the initially ordered Grantee

         Fibers. Any Alternative Available Grantee Fibers selected by Grantee must have a Scheduled Completion Date (provided by Level 3) on or before the Scheduled Completion Date of the Grantee Fibers being replaced with such Alternative Available Grantee Fibers. In the event that no Alternative Available Grantee Fibers meeting the criteria set forth above are available, then Grantee shall be obligated to accept and pay for (subject to the terms and conditions of the Metro Dark Fiber Agreement and this Addendum) the Grantee Fibers identified in Exhibit "A" which it attempted to replace.

         2. Section 4.01 of the Metro Dark Fiber Agreement is deleted and replaced with the following provision:

         4.01 Grantee agrees to pay, as compensation for Grantor's performance of incremental design, engineering, planning and development of the Grantee Fibers (including but not limited to the Lateral Segments), the design, planning and engineering fee set forth in Exhibit "B".

         3. Section 4.05 of the Metro Dark Fiber Agreement is deleted and replaced with the following provision:

         4.05 Grantor will send Grantee invoices for the License Fee (set forth in Exhibit "B") and Grantee shall pay such invoice amounts in accordance with the Agreement, Article 21 as though they were "recurring charges" such that the License Fee will be billed in advance and payable within thirty (30) days of Teligent's receipt of the invoice.

         4. In Section 5.01 of the Metro Dark Fiber Agreement is deleted and replaced with the following provision:

         5.01 The license with respect to each Segment shall become effective on the first day when both (i) the Acceptance Date with respect to the Grantee Fiber within a Segment has occurred and (ii) Grantor has received payment of all fees and charges attributable to such Segment which are due under this Exhibit, save only the payments deferred for 120 days pursuant to Exhibit "B" hereto (the "Effective Date"). Subject to the provisions of Article 20, the license with respect to the Grantee Fibers within each Segment shall terminate on the twentieth
         (20th) anniversary of the Effective Date (the "Term").

         5. Section 10.01 of the Metro Dark Fiber Agreement is modified by adding the words "and Grantor shall thereafter agree to make such interconnections of, subject to the terms of this Agreement" immediately after the phrase "request that the Grantor interconnect".

        6. Article 17 of the Metro Dark Fiber Agreement is modified by adding thereto an introductory paragraph reading as follows:

         17.00 Notwithstanding anything to the contrary set forth herein, this
         Article 17 shall only apply with respect to those Segments for which the Effective Date has passed (see Article 5.01) but with respect to which Grantee has not made full payment of all License Fees due for such Segment pursuant to Exhibit "B" hereto.

        7. The second sentence of paragraph 20.03 of the Metro Dark Fiber Agreement is modified by deleting the phrase "shall have the right to terminate this Agreement" and replacing it with the phrase "shall have the right to terminate the affected Segment."

        8. Exhibit "A" to the Metro Dark Fiber Agreement is deleted in its entirety and replaced with Exhibit "A" attached hereto.

        9. Exhibit "B" Metro Dark Fiber Agreement is deleted and replaced with Exhibit "B" attached hereto.

TELIGENT ("GRANTEE") ACCEPTANCE     LEVEL 3 ("GRANTOR") ACCEPTANCE

/s/ Hamid Akhavan                   /s/ Jon Yount
-----------------------------       ----------------------------
Authorized Customer Signature       Authorized Level 3 Signature

August 14, 2000                     August 7, 2000
---------------                     --------------
Date                                Date


Hamid Akhavan                       Jon Yount
---------------------               ---------------------
Typed or Printed Name               Typed or Printed Name

---------------------               ---------------------
Title                               Title

                                   Exhibit "A"
               Segment Descriptions and Scheduled Completion Dates
------------------------------------------------------------------------------
------------------------------------------------------------------------------
[REDACTED].

2.       Lateral Segment Descriptions.
3.       Segment End Points for Lateral Segments

         a. For Targeted Lateral Segments which are connecting the backbone network to local exchange carrier central offices ("LEC CO's"), the Segment End Point for the Grantee Fiber will be at Grantor's OSX within the LEC CO. Grantor shall be responsible for bringing its fiber to such Segment End Point, and for securing any and all agreements, consents, permissions or authorizations from the LEC.

         b. For Targeted Lateral Segments which are connecting the backbone network to locations other than LEC CO's, the Segment End Point for the Grantee Fiber will be at Grantor's OSX panel in or contiguous to Grantor's point of presence within the building. Grantee shall be responsible for bringing its fiber to such Segment End Point, and for securing any and all agreements, consents, permissions or authorizations from the building owner or manager necessary to install such connecting fiber.

         c. For Non-Targeted Lateral Segments to which laterals are to be constructed as agreed to between the parties, the Segment End Point will be as negotiated and priced between the parties.

         d. [Intentionally Deleted]

         e. [Intentionally deleted]

         f. Any work required to connect the Grantee Fibers to other fibers owned or procured by Grantee (including, but not limited to, coring into Grantor's manholes, hand holes or points of presence) shall be performed by Grantor pursuant to Section 10.03 of the Agreement.

                                   Exhibit "B"
                                      Fees


A.   License Fee for Segments.
-----------------------------

The total License Fee for the Grantee Fibers meeting the Minimum Purchase Commitment (excluding the Lateral Segments) is $ [REDACTED]. Grantee shall pay Grantor [REDACTED]%) ($ [REDACTED]) of such total License Fee within thirty (30) days of delivery by Grantor of an invoice for such amount delivered upon or after execution of this Amendment, such amount representing a design, planning and engineering fee. The remaining [REDACTED]%) ($ [REDACTED]) of such total License Fee shall be broken down on a Segment by Segment basis and payable by Grantee , [REDACTED]%) on the Acceptance Date for such [REDACTED], invoiced at least 30 days prior to the due date of the invoice.

[REDACTED]

         In the event Grantee fails to order additional fibers necessary to meet Grantee's Minimum Purchase Commitment, Grantee shall pay Grantor the [REDACTED]%) balance of the total License Fee allocable to those fibers not ordered by Grantee within 30 days of Grantee's receipt of an invoice therefore delivered upon or after expiration of the six (6) month period in which Grantee has to order such additional fibers. Grantee may, however, thereafter place orders with Level 3 and accept fibers in satisfaction of Grantee's Minimum Purchase Commitment.


B.       Lateral Segment Fees.
-----------------------------

The Lateral Segments Identified in Exhibit "A" shall be paid for by Grantee as set forth below:

A design, planning and engineering fee (designated as a "down payment" in Exhibit "A" on a Lateral Segment by Lateral Segment basis) of [REDACTED]%) of the total of the estimated Lateral Segment Fee's ($ [REDACTED]), for a down payment of $ [REDACTED]. This design, planning and engineering fee shall be paid by Grantee within thirty (30) days of execution of the Agreement and Grantor will invoice Grantee accordingly. Within thirty (30) days of the Acceptance Date for each Lateral Segment, Grantee will pay Grantor for such Lateral Segments in accordance with the percentages set forth below, minus the down payment previously paid by Grantee for the subject Lateral Segment.

         For Targeted Lateral Segments

         Payment: For the Targeted Lateral Segments listed on Exhibit "A" or classified as Targeted Lateral Segments under Article 8, Grantee will reimburse Grantor [REDACTED]%) of the Cost incurred by Grantor in connection with the construction and installation of such Targeted Lateral Segment, plus a management fee of 25%.

         For Non-Targeted Lateral Segments

         Payment: For the Non-Targeted Lateral Segments listed on Exhibit "A" or classified as Non-Targeted Lateral Segments under Article 8, Grantee will reimburse Grantor [REDACTED]%) of the Cost incurred by Grantor in connection with the construction and installation of such Non-Targeted Lateral Segment, plus a management fee of 25%.

Any additional Lateral Segments requested by Grantee will be priced by Level 3 as set forth above, and subject to payment by Grantee in the same manner as set forth above.

Credit: If Grantor sells Dark Fiber to a second, third and fourth customer on a Non-Targeted Lateral Segment, Grantor shall credit Grantee a portion of the fees paid by each such customer as set forth below:

2nd Customer - [REDACTED]% of the total Cost charged Grantee shall be credited 3rd Customer - An additional [REDACTED]% of the remaining Cost charged Grantee (the initial Cost minus the [REDACTED]% credited for the 2nd Customer) shall be credited 4th Customer - An additional [REDACTED]% of the remaining Cost charged Grantee (the initial Cost minus the [REDACTED]% credited for the 2nd Customer minus the [REDACTED]% credited for the 3rd Customer) shall be credited

         Credits shall be issued only to the extent that the customer's payment to Grantor is sufficient to make such credit or partial credit to Grantee, and Grantor shall issue such credit to Grantee within thirty (30) days of Grantor's receipt of payment from a customer. Grantee shall have the right to use such credit to off-set the Cost of constructing and installing any future Lateral Segments ordered by Grantee and accepted by Grantor; for Grantee's future orders from Grantor (which are accepted by Grantor) of metro and/or long haul dark fiber over and above the commitments made by Grantee in the current Agreement or to offset any then or subsequently outstanding invoice due and owing from Grantee to Grantor. The total credit shall in no event be greater than [REDACTED]% of the initially paid Costs for such Non-Targeted Lateral Segment, and no credits shall be made with respect to Targeted Lateral Segments.

3.       General

Discount Schedule

The following discount schedule, based on a dollar volume purchase, will be applicable toward future purchases of metro dark fiber on Grantor's metro fiber networks. Future purchases will be purchased under Grantor's standard payment terms and conditions, including [REDACTED] down upon contract execution with the balance due upon delivery of the dark fiber segments. Grantor's standard O&M charges will also be applicable. The following discounts shall be taken from the initial base rate of [REDACTED] per fiber mile (the "Initial Fiber Mile Price") as calculated using the original Minimum Purchase Commitment under the Agreement of [REDACTED].

 [REDACTED]

 [REDACTED]

Slack Fiber

In the event any Lateral Segment (other than those listed in Exhibit "A") requires the delivery of slack fiber, Grantee shall be responsible for 100% of the Costs associated with supplying slack fiber for Grantee's use in any manhole. Grantee shall reimburse Grantor for such Costs within thirty (30) days after delivery of an invoice for such Costs.